UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

UNISOURCE ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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One South Church Avenue
Tucson, Arizona 85701
March 23, 2009

Paul J. Bonavia	(520) 571-4000
Chairman of the Board
Dear Shareholders:
You are cordially invited to attend the UniSource Energy Corporation 2009 Annual Shareholders’ Meeting (the “Meeting”) to be held on Friday, May 8, 2009, at the FOX Theatre, 17 West Congress, Tucson, Arizona. The Meeting will begin promptly at 10:00 a.m., Mountain Standard Time, so please plan to arrive earlier. No admission tickets will be required for attendance at the Meeting.
Directors and officers will be available before and after the Meeting to speak with you. During the Meeting, we will answer your questions regarding our business affairs and we will consider the matters explained in the enclosed Proxy Statement.
We have enclosed a proxy card that lists all matters that require your vote. Please complete, sign, date and mail the proxy card as soon as possible, whether or not you plan to attend the Meeting. You may also vote by telephone or the Internet, as explained on the enclosed proxy card. If you attend the Meeting and wish to vote your shares personally, you may revoke your proxy at that time.
Your interest in and continued support of UniSource Energy Corporation are much appreciated.

Sincerely,

UNISOURCE ENERGY CORPORATION

Paul J. Bonavia
Chairman of the Board, President and
Chief Executive Officer

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING
To the Holders of Common Stock of
UniSource Energy Corporation
We will hold the 2009 Annual Shareholders’ Meeting of UniSource Energy Corporation at the FOX Theatre, 17 West Congress, Tucson, Arizona, on Friday, May 8, 2009, at 10:00 a.m., Mountain Standard Time (“MST”). The purpose of the Meeting is to:
1.	elect 14 directors to our Board of Directors for the ensuing year;

2.	ratify the selection of the Independent Registered Public Accounting Firm for 2009; and

3.	consider any other matters which properly come before the Meeting.
Only shareholders of record at the close of business on March 16, 2009, are entitled to vote at the Meeting.
We have enclosed with this notice: (i) our 2008 annual report on Form 10-K; (ii) the Proxy Statement; (iii) the Chairman’s letter to shareholders; and (iv) a stock performance chart. Proxy soliciting material is first being made available in electronic form, on or about March 27, 2009. Your proxy is being solicited by our Board of Directors.
Please complete, sign, date and mail the enclosed proxy card as soon as possible, or vote by telephone or the Internet, as explained on the enclosed proxy card.

Linda H. Kennedy Corporate Secretary
Dated: March 23, 2009
YOUR VOTE IS IMPORTANT
EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD BY MAIL, OR TO VOTE BY TELEPHONE OR THE INTERNET, AS EXPLAINED ON THE ENCLOSED PROXY CARD. IF THE MAIL OPTION IS SELECTED, USE THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PROHIBIT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON IF YOU SO DESIRE.

UNISOURCE ENERGY CORPORATION
One South Church Avenue
Tucson, Arizona 85701
ANNUAL SHAREHOLDERS’ MEETING
PROXY STATEMENT
ANNUAL MEETING:

May 8, 2009	FOX Theatre
10:00 a.m., MST	17 West Congress
Tucson, AZ 85701
RECORD DATE:
The record date is March 16, 2009 (“Record Date”). If you were a shareholder of record at the close of business on the Record Date, you may vote at the 2009 Annual Shareholders’ Meeting (“Meeting”) of UniSource Energy Corporation (“UniSource Energy” as well as references to the “Company,” “we,” “our” and “us”). At the close of business on the Record Date, we had 35,610,300 shares of common stock outstanding.
AGENDA:
1.	Proposal One: Elect 14 directors to our Board of Directors (“Board”) for the ensuing year.

2.	Proposal Two: Ratify the selection of the Independent Registered Public Accounting Firm for 2009.

3.	Proposal Three: Consider any other matters which properly come before the Meeting and any adjournments.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:
Representatives of PricewaterhouseCoopers, LLP are expected to be present at the Meeting with the opportunity to make a statement and respond to appropriate questions from our shareholders.
PROXIES:
In accordance with rules and regulations recently adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we are now furnishing proxy materials to our shareholders on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials other than as described therein. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials.
It is anticipated that the Notice of Internet Availability of Proxy Materials is first being sent to shareholders on or about March 27, 2009. The proxy statement and the form of proxy relating to the 2009 Annual Meeting are first being made available to shareholders on or about March 27, 2009.

PROXIES SOLICITED BY:
The Board.
REVOKING YOUR PROXY:
You may revoke your proxy before it is voted at the Meeting. To revoke, follow the procedures listed on page 4 under “Voting Procedures/Revoking Your Proxy.”
COMMENTS:
Your comments about any aspects of our business are welcome. You may use the space provided on the proxy card for this purpose, if desired. Although we may not respond on an individual basis, your comments help us to measure your satisfaction, and we may benefit from your suggestions.
PLEASE VOTE — YOUR VOTE IS IMPORTANT
Prompt return of your proxy will help reduce the costs of re-solicitation.

*	We expect to vote on this item at the Meeting.

VOTING PROCEDURES/REVOKING YOUR PROXY
You can vote by telephone, the Internet, mail or in person.
You may vote in person or by a validly designated proxy, or, if you or your proxy will not be attending the meeting, you may vote in one of three ways:
1.	Vote by Internet. The website address for Internet voting is on your Notice of Internet Availability of Proxy Materials. Internet voting is available 24 hours a day;

2.	Vote by telephone. The toll-free number for telephone voting is on your proxy card. Telephone voting is available 24 hours a day; or

3.
Vote by mail. If you have requested and received a copy of our proxy materials, mark, date, sign and mail promptly a proxy card (a postage-paid envelope will be provided for mailing in the United States).

If you vote by telephone or Internet, DO NOT mail a proxy card.
Under Arizona law, a majority of the shares entitled to vote on any single matter which may be brought before the Meeting will constitute a quorum. Business may be conducted once a quorum is represented at the Meeting. If a quorum exists, action on a matter other than the election of directors will be deemed approved if a majority of votes is cast in favor of the matter.
Directors are elected by a plurality of votes.
Directors are elected by a plurality of the votes cast by the shares entitled to vote if a quorum is present. A plurality means receiving the largest number of votes, regardless of whether that is a majority. Withheld votes will be counted as being represented at the Meeting for quorum purposes but will not have an effect on the vote.
You may cumulate your votes for directors.
In the election of directors, each shareholder has the right to cumulate his votes by casting a total number of votes equal to the number of his shares of common stock multiplied by the number of directors to be elected. He may cast all of such votes for one nominee or distribute such votes among two or more nominees. For any other matter that may properly come before the Meeting, each share of common stock will be entitled to one vote.

You can revoke your proxy after sending it in by following these procedures.
Any shareholder giving a proxy has a right to revoke that proxy by giving notice to UniSource Energy in writing directed to the Corporate Secretary, UniSource Energy Corporation, One South Church Avenue, Suite 1820, Tucson, Arizona 85701, or in person at the Meeting at any time before the proxy is exercised. Those who fail to return a proxy or fail to attend the Meeting will not count towards determining any required plurality, majority or quorum.
The shares represented by an executed proxy will be voted for the election of directors or withheld in accordance with the specifications in the proxy. If no specification is made in an executed proxy, the proxy will be voted in favor of the nominees as set forth herein.
Proxy Solicitation
We will bear the entire cost of the solicitation of proxies. Solicitations will be made primarily by mail. In addition, we may make additional solicitation of brokers, banks, nominees and institutional investors pursuant to a special engagement of BNY Mellon Shareholder Services. Solicitations may also be made by telephone, facsimile or personal interview, if necessary, to obtain reasonable representation of shareholders at the Meeting. Our employees may solicit proxies but they will not receive additional compensation for such services. We will request brokers or other persons holding shares in their names, or in the names of their nominees, to forward proxy materials to the beneficial owners of such shares or request authority for the execution of the proxies. We will reimburse brokers and other persons for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

UNISOURCE ENERGY SHARE OWNERSHIP
Security Ownership of Management
The following table sets forth the number and percentage of shares of UniSource Energy common stock beneficially owned as of March 1, 2009 and the nature of such ownership by each of our directors (all of whom are nominees), our Chief Executive Officer for 2008 (“CEO” or “Mr. Pignatelli”) and our four other most highly compensated executive officers (together with our CEO, the “Named Executives”) as of March 1, 2009 and all directors and officers as a group. Ownership includes direct and indirect (beneficial) ownership, as defined by the SEC rules.

	Amount and Nature of Beneficial Ownership(1)					Other(2)
			Shares Subject				Deferred
		Shares	to Options				Shares Under
Name and	Directly	Purchased	Exercisable	Total			Deferred
Title of	Owned	Under the	Within 60	Beneficial	Percent of	Restricted	Compensation
Beneficial Owner	Shares	401(k) Plan	Days	Ownership	Class	Stock Units	Plan	Total

James S. Pignatelli	114,324	21,030	695,089	830,443	2.3%	0	30,971	861,414
Chairman, President and Chief Executive Officer(3)

Lawrence J. Aldrich	3,912	0	0	3,912	*	5,420	0	9,332
Director

Barbara M. Baumann	0	0	0	0	*	3,869	8,965	12,834
Director

Larry W. Bickle	9,852	0	8,358	18,210	*	4,492	0	22,702
Director

Elizabeth T. Bilby	705	0	8,358	9,063	*	5,876	4,194	19,133
Director

Harold W. Burlingame	4,625	0	8,358	12,983	*	6,636	0	19,619
Director

John L. Carter	23,817	0	0	23,817	*	5,171	11,315	40,303
Director

Robert A. Elliott	1,813	0	1,196	3,009	*	4,324	0	7,333
Director

Daniel W. L. Fessler	2,511	0	2,358	4,869	*	8,942	0	13,811
Director

Louise L. Francesconi	0	0	0	0	*	0	0	0
Director(4)

Kenneth Handy(5)	25,662	0	0	25,662	*	0	0	25,662
Director

Warren Y. Jobe	1,313	0	6,358	7,671	*	6,266	0	13,937
Director

Ramiro G. Peru	1,000	0	0	1,000	*	1,565	0	2,565
Director

Gregory A. Pivirotto	400	0	0	400	*	1,565	0	1,965
Director

Joaquin Ruiz	300	0	0	300	*	3,869	0	4,169
Director

Kevin P. Larson	43,199	2,605	96,235	142,039	*	0	1,323	143,362
Senior Vice President Chief Financial Officer and Treasurer

	Amount and Nature of Beneficial Ownership(1)					Other(2)
			Shares Subject				Deferred Shares
		Shares	to Options				Under
Name and	Directly	Purchased	Exercisable	Total			Deferred
Title of	Owned	Under the	Within 60	Beneficial	Percent of	Restricted	Compensation
Beneficial Owner	Shares	401(k) Plan	Days	Ownership	Class	Stock Units	Plan	Total

Raymond S. Heyman	6,296	3,455	86,542	96,293	*	0	87	96,380
Senior Vice President and General Counsel

Michael J. DeConcini	13,932	5,480	163,769	183,181	*	27,214	971	211,366
Senior Vice President and Chief Operating Officer, Transmission and Distribution

Karen G. Kissinger	42,789	0	37,037	79,826	*	0	1,985	81,811
Vice President, Controller and Chief Compliance Officer

All directors and executive	358,339	58,635	1,290,400	1,707,374	4.8%	85,209	62,655	1,855,238
officers as a group

*	Represents less than 1% of the outstanding common stock of UniSource Energy.

(1)	Amounts include the following:
•
Any shares held in the name of the spouse, minor children or other relatives sharing the home of the director or officer. Except as otherwise indicated below, the directors and officers have sole voting and investment power over the shares shown. Voting power includes the power to direct the voting of the shares held, and investment power includes the power to direct the disposition of the shares held.

•	Shares subject to options exercisable within 60 days, based on information from E*Trade, UniSource Energy’s stock option plan administrator.

•	Equivalent share amounts allocated to the individuals’ 401(k) Plan which, since June 1, 1998, has included a UniSource Energy Stock Fund investment option.

(2)
While amounts in the “Other” column do not represent a right of the holder to receive stock within 60 days, these amounts are being disclosed because management believes they reflect similar objectives of 1) encouraging directors and officers to have a stake in the Company, and 2) aligning interests of directors and officers with those of shareholders. Under our non-employee director compensation program, non-employee directors receive an annual grant of restricted stock units that have an underlying value equal to one share of UniSource Energy common stock. The value of the restricted stock units fluctuates based on changes in the Company’s stock price. All restricted stock unit grants to directors vest at the earlier of the next annual meeting following the grant date or on the first anniversary of grant and are distributed in actual shares of Company stock in the January following termination of Board service. Similarly, the value of deferred stock units fluctuates based on changes in the Company’s stock price. Under the terms of the plan, distributions of deferred shares will be made in cash, unless the participant elects to receive the deferred shares in Company stock on dates selected by the director or the officer following termination of service. In our view, restricted stock units and deferred stock units are tantamount to actual stock ownership as the non-employee director and officer (in the case of deferred stock units) bear the risk of ownership during the restricted and deferral periods.

(3)
Mr. Pignatelli retired effective as of January 1, 2009. His successor, Paul Bonavia, became Chairman of the Board, President and Chief Executive Officer, effective January 1, 2009. Since Mr. Bonavia does not beneficially own any UniSource Energy common stock which has vested, Mr. Bonavia was not included in this table.

(4)	Ms. Francesconi was appointed to the Board, effective August 14, 2008.

(5)	Mr. Handy retired from his position as a director effective as of January 1, 2009 and, therefore, is not being nominated as a director.

Security Ownership of Certain Beneficial Owners
As of March 1, 2009, based on information reported in filings made by the following persons with the SEC or information otherwise known to us, the following persons were known or reasonably believed to be, as more fully described below, the beneficial owners of more than 5% of our common stock:

		Amount and
	Name and Address	Nature of		Percent
Title of Class	of Beneficial Owner	Beneficial Ownership		of Class
Common	Barclays Global Investors, NA	3,321,505	(1)	9.4%
	45 Fremont Street San Francisco, CA 94105
Common	Luminus Management, LLC	3,296,379	(2)	9.3%
	1700 Broadway, 38th Floor New York, NY 10019
Common	Prospector Partners, L.L.C.	2,670,686	(3)	7.3%
	370 Church Street Guilford, CT 06437
Common	T. Rowe Price Associates, Inc.	2,506,350	(4)	7.0%
	100 E. Pratt Street Baltimore, MD 21202
Common	Wellington Management Co., LLP	2,353,955	(5)	6.8%
	75 State Street Boston, MA 02109
Common	Duquesne Capital Management, LLC	1,781,000	(6)	5.0%
	40 W. 57th Street, 25th Floor New York, NY 10019

(1)
In a statement (Schedule 13G) filed with the SEC on February 6, 2009, Barclays Global Investors, NA, indicated that it has sole voting power over 2,801,812 shares of our common stock and sole dispositive power over 3,321,505 shares of our common stock. The filing indicated that the 3,321,505 shares are owned by Barclays Global Investors, NA (744,963 shares), Barclays Global Fund Advisors (2,539,447 shares), Barclays Global Investors, LTD (23,507 shares), Barclays Global Investors Australia Limited (13,588).

(2)	In a statement (Schedule 13G) filed with the SEC on February 17, 2009, Luminus Management LLC, indicated it has sole voting and sole dispositive power over 3,296,379 shares of our common stock.

(3)
In a statement (Schedule 13G) filed with the SEC on February 17, 2009, Prospector Partners, L.L.C. (“Prospector Partners”), indicated it has sole voting and sole dispositive power over 1,875,672 shares, and shared voting and shared dispositive power over 795,014 shares of our common stock. Prospector Partners shares investment discretion over 795,014 shares with White Mountains Advisors LLC (“White Mountains”), pursuant to a sub-advisory agreement between Prospector Partners and White Mountains.

(4)
In a statement (Schedule 13G) filed with the SEC on February 13, 2009, T. Rowe Price Associates, Inc. (“Price Associates”), indicated it has sole voting power over 288,933 shares and sole dispositive power over 2,506,350 shares of our common stock. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)
In a statement (Schedule 13G) filed with the SEC on February 17, 2009, Wellington Management Co. LLP, indicated it has shared voting power over 1,826,595 shares and shared dispositive power over 2,353,955 shares of our common stock.

(6)
In a statement (Schedule 13G) filed with the SEC on February 12, 2009, Duquesne Capital Management, LLC, indicated it has shared voting power over 1,781,000 shares of our common stock and shared dispositive power over 1,781,000 shares of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the SEC require our executive officers, directors and persons who beneficially own more than 10% of our common stock, as well as certain affiliates of those persons, to file initial reports of ownership and transaction reports covering any changes in ownership with the SEC and the New York Stock Exchange (“NYSE”). SEC regulations require these persons to furnish us with copies of all reports they file pursuant to Section 16(a).
Based solely upon a review of the copies of the reports received by us and on written representations of our directors and officers, we believe that during fiscal year 2008, all filing requirements applicable to executive officers and directors were complied with in a timely manner.
PROPOSAL ONE: ELECTION OF DIRECTORS
General Information
At the Meeting, our shareholders of record will elect 14 directors to serve on our Board for the ensuing year and until their successors are elected and qualified, which include our new Chief Executive Officer, Paul J. Bonavia, who joined UniSource Energy on January 1, 2009. The shares represented by executed proxies in the form provided, unless withheld, will be voted for the 14 nominees listed below, or, in the discretion of the persons acting as proxies, will be voted cumulatively for one or more of such nominees. All of the current nominees are present members of the Board. All of the nominees have consented to serve if elected. If any nominee becomes unavailable to serve for any reason, or a vacancy should occur before the election, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees.
BOARD NOMINEES
Paul J. Bonavia
Chairman of the Board, President and Chief Executive Officer of UniSource Energy since January 1, 2009; Chairman of the Board, President and Chief Executive Officer of Tucson Electric Power Company (“TEP”) , the principal subsidiary of UniSource Energy, since January 1, 2009; Chairman of the Board, President and Chief Executive Officer of UniSource Energy Services, Inc. (“UES”), a wholly-owned subsidiary of UniSource Energy, since January 1, 2009; former President of the Utilities Group of Xcel Energy, an electric and gas utility, from December 2005-December 2008; and former President of Commercial Enterprises of Xcel Energy from 2004 to December 2005. Board member since January 1, 2009. Age 57.
Lawrence J. Aldrich (2)(4)
President and Chief Executive Officer of University Physicians Healthcare, a healthcare organization, since January 2009; President of Aldrich Capital Company, an acquisition, management and consulting firm, since January 2007; Chief Operating Officer of The Critical Path Institute, a non-profit medical research company focusing in drug development, from January 2006 to December 2006; General Partner of Valley Ventures, LP, a venture capital company, from September 2002 to December 2005; Managing Director and Founder of Tucson Ventures, LLC, a venture capital company, from February 2000 to September 2002; Director of TEP and Millennium since 2000; and Director of UES since 2004. Board member since 2000. Age 56.

Barbara M. Baumann (1)(3)
President and Owner of Cross Creek Energy Corporation, a management consultant and investor company for oil and gas, since 2003; Director of St. Mary Land & Exploration since 2002; and Director of TEP since 2005. Board member since 2005. Age 53.
Larry W. Bickle (2)(3)
Retired private equity investor; Managing Director of Haddington Ventures, LLC, a private equity fund, from 1997 to 2007; Director of St. Mary Land & Exploration, an oil and gas production company, since 1995; Director of Millennium from 1998-2008; and Director of UES since 2004. Board member since 1998. Age 63.
Elizabeth T. Bilby (4)(5)
Retired President of Gourmet Products, Inc., an agricultural product marketing company; retired Director of Marketing of Green Valley Pecans, a pecan producer; Director of TEP since 1995; Director of Millennium from 1998-2008; and Director of UES since 2004. Board member since 1995. Age 69.
Harold W. Burlingame (2)(5)(6)
Former Executive Vice President of AT&T, a telecommunications company; Chairman of ORC Worldwide since December 2004; and Director of TEP since 1998. Board member since 1998. Age 68.
John L. Carter (1)(2)(3)(4)(5)(6)
Retired Executive Vice President and Chief Financial Officer of Burr Brown Corporation, a company that manufactured integrated circuits, in 1996; Director of Global Solar Energy since January 2007, Director of TEP since 1996; Director of Millennium from 1998-2008; Director of UES since 2004; and UniSource Energy Lead Director since 2005. Board member since 1996. Age 74.
Robert A. Elliott (3)(4)(6)
President and owner of The Elliott Accounting Group, an accounting firm, since 1983; Director and Corporate Secretary of Southern Arizona Community Bank since 1998; Television Analyst/Pre-game Show Co-host for Fox Sports Arizona, television broadcasting, since 1999; Chairman of the Board of Tucson Metropolitan Chamber of Commerce from 2002 to 2003; Treasurer of Tucson Urban League from 2002 to 2003; Chairman of the Board of Tucson Urban League from 2003 to 2004; Chairman of the Board of the Tucson Airport Authority from January 2006 to January 2007; and Director of TEP since May 2003. Board member since 2003. Age 53.
Daniel W. L. Fessler (1)(3)(6)
Professor Emeritus of the University of California; Of Counsel for the law firm of Holland & Knight from August 2003-January 2007; Partner in the law firm of LeBoeuf, Lamb, Greene & MacRae LLP from 1997 to 2003; previously served on the UniSource Energy and TEP boards of directors from 1998 to 2003; Managing Principal of Clear Energy Solutions, LLC since December 2004; and Director of TEP since 2005. Board member since 2005. Age 67.
Louise L. Francesconi (2)(4)
Retired President of Raytheon Missile Systems, a defense electronics corporation; Director of Stryker Corporation from July 2006, Director of Global Solar Energy from June 2008, Director of TEP since August 2008; and Director of UES since August 2008; Board member since August 2008. Age 56.
Warren Y. Jobe (1)(4)(6)
Certified Public Accountant (licensed, but not practicing); Senior Vice President of Southern Company, an electric service company, from 1998 to 2001; Director of WellPoint Health Networks, Inc. from 2001 to December 2004; Director of WellPoint, Inc. since December 2004; Trustee of RidgeWorth Funds since 2004; Director of TEP since 2001; and Director of Millennium from 2001 to 2003. Board member since 2001. Age 68.

Ramiro G. Peru (2)(4)
Executive Vice President and Chief Financial Officer of Swift Transportation, a trucking company, from June 2007 to December 2007, Executive Vice President and Chief Financial Officer of Phelps Dodge Corporation, a mining corporation, from 2004 to 2007; Director of WellPoint Health Networks, Inc. since 2003; Director of Southern Peru Copper Corporation from 2002 to 2004; and Director of University of Arizona Foundation since 2005. Board member since January 2008. Age 53.
Gregory A. Pivirotto (1)(3)
President and Chief Executive Officer and Director of University Medical Center Corporation, a hospital, since 1994; Certified Public Accountant since 1978; Director of Arizona Hospital & Healthcare Association from 1997 to 2005; and Director of Tucson Airport Authority since 2008; Board member since January 2008. Age 56.
Joaquin Ruiz (3)(5)
Professor of Geosciences, University of Arizona since 1983; Dean, College of Science, University of Arizona since 2000; Vice President of the Geological Society of America beginning in 2009; Associate Editor, “American Journal of Science” since 2005; Associate Editor, American Presidents Advisory Board of Research Corporation since 2005; Member, Human Resources Committee, American Geological Institute from 2000 to 2005 and 2009-2012; Member, Governing Board, Instituto Nacional de Astronomia, Optica y Electronica, Mexico since 2003; Board Member, Center to Improve Diversity in Earth Systems Sciences, Inc. since 2003; Member of Board of Earth Sciences, National Research Council of the National Academy of Sciences since 2005; TEP Board Member since 2005; and UES Board member since 2005. Board Member since 2005. Age 57.

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Corporate Governance and Nominating Committee.

(4)	Member of the Finance Committee.

(5)	Member of the Environmental, Safety and Security Committee.

(6)	Member of the Corporate Development Committee.
The Board recommends that you vote “FOR” these nominees.
PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Audit Committee has selected PricewaterhouseCoopers, LLP (“Pricewaterhouse”) as the Company’s Independent Registered Public Accounting Firm for the fiscal year 2009, and the Board is asking the shareholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the Company’s Independent Registered Public Accounting Firm, the Board considers the selection of the Independent Registered Public Accounting Firm to be an important matter of shareholder concern and is submitting the selection of Pricewaterhouse for ratification by shareholders as a matter of good corporate practice.
Under Arizona law, if a quorum of shareholders is present at the Meeting, the ratification of the selection of PricewaterhouseCoopers as Independent Registered Public Accounting Firm for 2009 will require that the votes cast in favor of its ratification exceed the votes cast against its ratification. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Meeting but are not counted and have no effect on the results of the vote for Independent Registered Public Accounting Firm.
The Board recommends that you vote “FOR” the ratification of the selection of the Independent Registered
Public Accounting Firm.

COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of UniSource Energy’s compensation programs and should not be understood to be statements of management’s estimates of results or other guidance. UniSource Energy specifically cautions investors not to apply these statements to other contexts.
EXECUTIVE SUMMARY
At UniSource Energy, our mission is to deliver safe, reliable service and value to customers and shareholders alike. Our strategy includes enhancing shareholder value, maintaining customer satisfaction, expanding our role in the community, meeting environmental challenges and providing for our employees’ development and well-being. We believe that our executive compensation program must align the interests of all our executive officers with this strategy to achieve our objectives.
UniSource Energy provides a balanced total compensation program that includes four components: base salary, short-term performance-based incentive, long-term performance-based incentive and other employee benefits.
In 2008, our continuing operations consisted mainly of the business conducted in three primary segments — TEP, UNS Gas, Inc., and UNS Electric, Inc. TEP, an electric utility, has provided electric service to the community of Tucson, Arizona, for more than 100 years. UNS Gas and UNS Electric provide natural gas and electric service in northern and southern Arizona. UNS Gas and UNS Electric are operating subsdiaries of UES, which was established in 2003 to oversee gas and electric properties acquired that year from Citizens Communications.
A significant part of our executive officers’ compensation is based on our success in achieving annual corporate goals. These goals are designed to align the interest of our executive officers and all non-bargaining unit employees with our Company’s strategy. The objectives of this incentive program and elements of compensation are discussed in detail below.
In 2008, our pursuit of these goals achieved mixed results. UniSource Energy demonstrated excellent performance relative to its cost containment, core business and customer service goals. The year was marked by a number of key accomplishments, including strong service reliability and customer service metrics and the approval of new rates for TEP and UNS Electric. However, two of the Company’s three financial goals were not met. UniSource Energy’s 2008 results were negatively impacted by higher fuel and purchased power expenses and other cost increases related to power plant maintenance and outages. Customer growth also slowed considerably at both TEP and UES compared to prior years and is expected to remain depressed through 2009 due to economic conditions.
In 2009, TEP will be operating under new rates approved in November 2008 by the Arizona Corporation Commission (“ACC”). The rates, which took effect in December 2008, represent a six-percent increase over the previous base rates and include a new Purchased Power and Fuel Adjustment Clause that will allow the utility to pass along changes in energy costs to customers.
The TEP rate order was the culmination of a multi-year effort led by James S. Pignatelli, who retired as Chairman, President and CEO of UniSource Energy at year’s end. He was succeeded by Paul J. Bonavia, whose appointment as Chairman, President and CEO was effective January 1, 2009.
The objectives of UniSource Energy’s executive compensation program and the elements of compensation are discussed in detail in the sections to follow.

COMPENSATION PHILOSOPHY
Objectives of the Compensation Program
We base our executive compensation policies and decisions with respect to our Named Executives on the achievement of the following objectives:
1.	Attracting, motivating and retaining highly-skilled executives;

2.
Linking the payment of compensation to the achievement of critical short- and long-term financial and strategic objectives, creation of shareholder value and provision of safe, reliable and economically available electric and gas service; and aligning performance objectives of management with those of other Company employees by using similar performance measures;

3.	Aligning the interests of management with those of our stakeholders and encouraging management to think and act like owners, taking into account the interests of the public that the Company serves;

4.	Maximizing the financial efficiency of the compensation program to avoid unnecessary tax, accounting and cash flow costs; and

5.	Encouraging management to achieve outstanding results through appropriate means by delivering compensation in a manner consistent with established and emerging corporate governance best practices.
In support of the above objectives, UniSource Energy provides a balanced total compensation program that consists of four components:
•	base salary;

•	short-term performance-based incentive compensation;

•	long-term performance-based incentive compensation; and

•	benefits and perquisites.
Decisions made regarding each component of pay are considered in the context of each officer’s total compensation. For example, if a decision is made to increase an executive’s base salary, the resultant impact on short- and long-term performance-based incentive compensation and total compensation levels are evaluated relative to competitive practice (see “Benchmarking” discussion below). We do not consider the value of outstanding equity awards in setting annual total compensation opportunities as we believe that outstanding equity awards represent compensation for past service.
Each of these components is described in more detail below and in the narrative and footnotes to the supporting tables. The following illustrates how the above objectives are reflected in our compensation program:
Attracting, Retaining and Motivating Executive Talent
In support of our objective to attract, retain and motivate highly-skilled employees, we provide our Named Executives with compensation packages that are competitive with those offered by other electric and gas service companies of comparable size and complexity and/or electric and gas service companies thought to be competitors for executive talent.
The Compensation Committee generally targets base salary and short-term incentive opportunities, as well as the allocation among those elements of compensation for the Named Executives, at the median market rates of selected comparable companies identified below under the “Benchmarking” section. Long-term incentive opportunities are targeted at the 75th percentile of such market rates. Target compensation for individual executives range above or below those benchmarks based on a variety of factors, including each executive’s skill set and experience relative to the general market, the importance of the position to the Company and the difficulty of replacing the executive, and the executive’s past and expected future contribution to our success. Overall, total direct compensation for 2008 (i.e., salary, 2008 target PEP awards, and present value of 2008 long-term incentive awards) for the Named Executives fell between the median and 75th percentile of market rates.

In addition to providing competitive direct compensation opportunities, the Company also provides certain indirect compensation and benefits programs that are intended to assist in attracting and retaining high quality executives. These programs include pension and retirement programs and are described in more detail below and in the narratives that accompany the tables that follow this Compensation Discussion and Analysis section.
Linking Compensation to Performance
Our compensation program seeks to link the actual compensation earned by our Named Executives to their performance and that of the Company. We achieve this goal primarily through two elements of our compensation package: (i) short-term cash awards and (ii) equity-based compensation. To ensure that the senior executives are held most accountable for achieving our financial, operational and strategic objectives and for creating shareholder value, we believe that the percentage of pay at risk should increase with the level of responsibility within the Company. The target amounts of performance-based pay programs (i.e., cash incentive and equity-based compensation) comprise approximately 55% to 65% of the total direct compensation opportunity for our Named Executives. Of the performance-based compensation, approximately 30-45% is short-term and 55-70% is long-term. Placing a greater emphasis on long-term performance-based compensation encourages executives to focus on the long-term impact of their actions. Non-variable compensation, such as salary and perquisites, is de-emphasized in the total compensation program to reinforce the linkage between compensation and performance.
Aligning the Interests of our Named Executive Officers with Stakeholders
Our compensation program also seeks to align the interests of our Named Executives with those of our key stakeholders, including customers, employees and shareholders. We use the short-term incentive compensation component to focus the Named Executives on the importance of providing safe and reliable customer service, creating a safe work environment for our employees and improving financial performance by linking a significant portion of their short-term cash incentive compensation to achievement of these objectives. We primarily rely on the equity compensation element of our compensation package to align the interests of the Named Executives with those of shareholders through a mix of stock options and stock awards that vest based on the achievement of performance goals set by the Compensation Committee. We also encourage senior executives to accumulate a substantial stake in the Company.
Maximizing the Financial Efficiency of the Program
In structuring the total compensation package for our Named Executives, the Compensation Committee evaluates the accounting cost, cash flow implications and tax deductibility of compensation to mitigate financial inefficiencies to the greatest extent possible. For instance, as part of this process, the Compensation Committee evaluates whether compensation costs are fixed or variable and places a heavier weighting on variable pay elements to calibrate expense with the achievement of operating performance objectives and delivery of value to shareholders. In addition, the Compensation Committee takes into account the objective of having the incentive-based compensation components qualify for tax deductibility under Section 162(m) of the Internal Revenue Code, as amended (the “Code”). See discussion under “Impact of Regulatory Requirements” on page 23. The Compensation Committee also considers the cash flow and share dilution implications of cash versus equity-based incentive plans.
Adhering to Corporate Governance Best Practices
The Compensation Committee seeks to continually update the executive officer compensation program to reflect corporate governance best practices. For example, the Compensation Committee has established formal stock ownership guidelines that encourage each Named Executive to accumulate a meaningful amount of Company stock. Additionally, equity-based awards contain a “double-trigger” vesting provision, which provides for accelerated vesting in the event of a future change in control only if the executive is adversely impacted by the transaction. See discussion under “Potential Payments Upon Termination or Change in Control”.

Benchmarking
The Compensation Committee considers the following factors for purposes of establishing salaries and variable compensation opportunities: (i) the competitive environment for Named Executives and what relevant competitors pay, and (ii) the need to provide each element of compensation and the amounts targeted and delivered.
To provide a foundation for the executive compensation program, UniSource Energy periodically benchmarks its named executive officers’ compensation levels and practices against a peer group of companies intended to represent our competitors for business and talent. The peer group, which is reviewed periodically, includes the 17 electric and gas utility companies named below that are comparable to UniSource Energy in terms of size as measured by annual revenues and market capitalization. Except as described below, this group is the same peer group for 2008 that was used in prior competitive analyses, with the exception of Otter Trail Power Company and Southern Union Co., which were omitted from the peer group for 2008 due to differences in business models, and with the exception of North Western Corp., Piedmont Natural Gas Co., Pinnacle West Capital Corp., and Portland General Electric Co., which were included for 2008 due to similarity of business models, similar size, or because they were thought to be a competitor for executive talent. A review of UniSource Energy’s executive compensation levels relative to the peer group was conducted in October 2008, and a review of aggregate long-term incentive cost and share usage practices relative to the peer group was last conducted in October 2007. UniSource Energy’s 2007 revenues were between the 25th percentile and the median of the peer companies; market capitalization as of September 2008 was between the 25th percentile and the median of the peer companies.
2008 Peer Group:

AGL Resources Inc.	DPL Inc.	North Western Corp.	Portland General Electric Co.

Avista Corp.	El Paso Electric Co.	Piedmont Natural Gas Co.	South Jersey Industries Inc.

CH Energy Group Inc.	IDACORP Inc.	Pinnacle West Capital Corp.	Southwest Gas Corp.

Cleco Corporation	Northwest Natural Gas Co.	PNM Resources Inc.	UIL Holdings Corp. Westar Energy Inc.
The benchmark information is supplemented annually with information from Frederic W. Cook and Co., Inc., the independent consultant retained by the Compensation Committee, relating to general market trends, changes in regulatory requirements related to executive compensation and emerging best practices in corporate governance. See discussion relating to compensation consultant under “Compensation Consultant” on page 43.
ELEMENTS OF COMPENSATION
Base Salary
Base salary is used to provide each Named Executive a set amount of money during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in the best interests of our Company. We believe that competitive base salaries are necessary to attract and retain executive talent critical to achieving the Company’s business goals. In general, our Named Executives’ base salaries are targeted to the median of the peer group described above. However, individual salaries can and do vary from the benchmark median data based on such factors as individual performance, potential for future advancement, the importance of the executive’s position to the Company and the difficulty of replacement, current responsibilities, length of time in the current position, and, for recently hired executives, their prior compensation packages. Currently, all of our Named Executives’ salaries, other than the CEO’s, are within 10 percent of the benchmark median. For 2008, the CEO’s salary approximated the 75th percentile in recognition of his leadership through the years, contributions to the growth of the Company, long tenure and strong performance.

Increases to Named Executives’ base salaries are considered annually by the Compensation Committee. In approving base pay increases for Named Executives other than the CEO, the Compensation Committee also considers recommendations made by the CEO.
In December 2008, the Compensation Committee approved base salary increases for the Named Executives (other than Mr. Pignatelli, who retired effective as of January 1, 2009), for 2009. The following table indicates the Named Executives’ base salaries for 2008 and 2009:

Name	2008 Base Pay	Approved 2009 Base Pay

James S. Pignatelli	$726,000	Not applicable
Kevin P. Larson	$316,000	$327,000
Michael J. DeConcini	$321,000	$332,200
Raymond S. Heyman	$316,000	$327,000
Karen G. Kissinger	$249,000	$257,400
The salary increases for the Named Executives were consistent with salary increases as a percent of salary for other non-represented employees.
Short-Term Incentive Compensation (Cash Awards)
The Compensation Committee provides for short-term incentive compensation in the form of cash awards under the Performance Enhancement Plan (“PEP”) in order to link a significant portion of the Named Executives’ annual compensation to the Company’s annual financial and operational performance.
Each year, before the end of the first quarter, the Compensation Committee establishes performance objectives that must be met in whole or in part before the Company pays PEP awards. The Compensation Committee generally attempts to align the target opportunity for each Named Executive with the median rate for equivalent positions at the benchmark companies. In 2008, the target incentive opportunity for the Named Executives ranged from 40% to 80% of base salary, depending on position. As described more fully below, the actual amounts paid depend on the achievement of specified performance objectives, and could range from 50% of the target award upon achievement of threshold performance to 150% of the target award upon achievement of outstanding performance. The Compensation Committee has the discretion to increase, reduce or eliminate a PEP award regardless of whether the performance goals applicable to the Named Executive’s incentive award have been achieved.
Financial and Operating Performance Objectives-2008
The PEP performance targets and weighting are based on factors that are essential for the long-term success of the Company and are identical to the performance objectives used in the Company’s performance plan for non-represented employees. In 2008, the financial and operating objectives were diluted earnings per share (“EPS”), operating cash flow, cost containment (“O&M”) and customer service and core business goals relating to customer service, regulatory, reliability, project implementation and safety matters.
The measures and individual weightings for the 2008 PEP were selected by the Compensation Committee to ensure an appropriate focus on profitable growth, cash flow generation and expense control, as well as operational and customer service excellence. We think that this approach encourages all employees to work toward common goals that are in the interests of our various stakeholders including customers, employees and shareholders.
The Compensation Committee selected diluted EPS as a performance measure to work in tandem with the Company’s reporting metrics to the financial community. In 2008, 20% of the PEP award was based on attaining the diluted EPS targets, 20% of the PEP award was based on attaining operating cash flow targets, 20% was based on keeping O&M costs within a specified range, and the remaining 40% was based on the achievement of our customer service and core business goals. The cash flow target, which was not a performance measure in 2007, was selected in 2008 as a performance measure to focus employees on generating cash for the Company during 2008 and in future years.

In developing the PEP performance targets, the Chief Financial Officer (“CFO”) of the Company, with assistance from other personnel, compiles relevant data and makes recommendations to the Compensation Committee for a particular year, but the Compensation Committee ultimately determines the performance objectives that are adopted.
The 2008 quantitative performance objectives included:

2008 Performance Objectives	Threshold	Target	Outstanding
Diluted EPS	$1.70 per share	$1.95 per share	$2.20 per share
Operating Cash Flow	$280 million	$298 million	$315 million
O&M	$294 million	$289 million	$284 million
In addition, the 2008 customer service and core business goals included:
•	Averaging customer service response time at or below 3 minutes;
•	Volunteering community service of at least 38,000 hours by employees;
•	Completing specific departmental project goals;
•	Achieving various operational reliability goals; and
•	Maintaining OSHA incident rates at or below industry average and implementing a safety awareness program.
Short-Term Incentive Award to the CEO
Because the CEO’s total compensation could exceed $1 million, section 162(m) of the Internal Revenue Code (“Section 162(m)”) would deny the Company a tax deduction for the excess over $1 million, unless that excess compensation qualified as performance-based compensation. To comply with the performance-based compensation requirements, and also allow the Compensation Committee to retain some discretion to reduce the PEP award, if appropriate, the Compensation Committee used a different approach from that described above for the Named Executives and other employees, requiring two separate steps, to calculate the CEO’s short-term incentive award.
The first step involved the 2006 Omnibus Stock and Incentive Plan (the “2006 Omnibus Plan”), which permits payment of cash awards up to $2 million. For the CEO’s short-term incentive award to qualify as performance-based compensation, Section 162(m) requires that the award be payable solely upon the attainment of performance goals. If the performance goals are achieved, Section 162(m) would permit the Compensation Committee to pay the amount specified at the time of the award or to pay any lesser amount, but would not allow payment of any greater amount. For the CEO’s short-term incentive award, the Compensation Committee established a minimum attainment of cash from operations of at least $256 million for 2008, which, if achieved, would allow the Committee to pay the CEO the $2 million maximum permitted by the 2006 Omnibus Plan or any lesser amount; however, if the Company failed to achieve $256 million of cash from operations, the CEO would not be entitled to any short-term incentive award payment, regardless of the achievement of other PEP performance objectives as described above. In this respect, the CEO’s performance objective differed significantly from objectives set for the awards to the other Named Executives. The CEO’s award had an absolute minimum performance level that must have been achieved before the CEO received any payment, whereas if the Company failed to achieve the minimum performance on the operating cash flow objective set under the PEP, the other Named Executives could have still received a payment based on the attainment of the remaining performance objectives. Solely for purposes of this first step of determining the CEO’s short-term incentive award, the Committee felt it was appropriate to set the CEO’s operating cash flow performance objective slightly below the operating cash flow threshold used for the other Named Executives, because of the increased importance of the CEO’s operating cash flow target, the increased risk related to that target, and the desire to comply with the performance-based compensation requirement of Code Section 162(m).

The second step for determining the CEO’s short-term incentive award involved applying the PEP performance objectives and methodology. Once the Company achieved the minimum performance objective established pursuant to the 2006 Omnibus Plan for the CEO to receive any payment, the amount of the CEO’s payment, including whether the CEO received the minimum, target or maximum amount as a percentage of base salary, would be determined using the same PEP performance objectives and methodology as described above for the other Named Executives.
As described above, the range of actual payouts would in all cases be less than the maximum amount permitted by the 2006 Omnibus Plan and would satisfy the performance-based compensation requirements of Section 162(m). Using the PEP guidelines, the Compensation Committee determined that the CEO’s threshold, target and maximum annual incentive awards should be $290,400 (50% of his target award), $580,800 (100% of his target award and 80% of his base salary), and $871,200 (150% of his target award), respectively.
PEP Results
In 2008, the Company achieved $0.39 per share of diluted EPS, which was below the threshold level of performance of $1.70 per share. The Company achieved operating cash flow for 2008 of $277 million, which was also below the threshold level of performance of $280 million. In 2008, the Company achieved an O&M spending level for 2008 of $286.1 million, as shown in Table A below, which, because lower O&M spending represented better performance, was better than the target level of performance.
Table A, below, reflects the O&M cost containment goal, which ranged from $294 million (threshold) to $284 million (outstanding), and the corresponding payout levels, which ranged from 50% to 150% of the target award, as well as the O&M spending level achieved for 2008. O&M spending must have been less than $294 million to produce a payout; O&M spending in excess of $294 million would not have paid any amount for that performance target. According to the guidelines set by the Compensation Committee at the time of the award, which required interpolating on a straight-line basis, the achievement of the better than the target level of performance of the O&M spending target resulted in a payout level of 129% of the target amount for that factor.
Table A
Table B, below, reflects the performance on the customer service and core business goals, which ranged from earning 200 points (threshold) to 500 points (outstanding), and the corresponding payout levels, which ranged from 50% to 150% of the target award. A greater number of points earned from the achievement of each goal, resulted in a greater level of performance. As shown in the table below, during 2008 the Company achieved 490 points from the customer service and core business goals.
Table B
The Company had five major categories of customer service and core business goals: Customer Service (which is generally discussed above), Reliability (which pertains to the operational reliability of the generation, transmission and distribution systems), Project Implementation (which pertain to six specific key departmental goals), Safety (which are discussed above), and Regulatory (which pertain to rate cases and compliance with certain regulatory requirements by subsidiary companies, as discussed below). Each category of goals earned points; Regulatory was worth 250 points (50% of the total points possible), with the other categories worth 62.5 points each. Each category of goals contains several sub-goals that share the total points available in each category. Quantitative and qualitative goals are included, and points are accumulated based on achievement of each sub-goal.

In the Regulatory category, there were four sub-goals, which included: (i) obtaining a rate case settlement agreement with the ACC for TEP, one of our electric subsidiaries; (ii) filing and advancing a rate case with the ACC for our gas subsidiary; (iii) obtaining approval from the ACC for the Renewable Energy Standard Tariff implementation, which satisfies Arizona-specific regulations; and (iv) completion by UNS Electric, Inc., which is also one of our electric subsidiaries, of its rate case filed with the ACC.
All Regulatory goals were achieved in 2008, contributing 250 points to the core and customer service business goals. All Safety, Customer Service, Reliability, and five out of the six Project Implementation goals were achieved. In 2008, the Company earned a total of 490 points for the customer service and core business goals, which was close to an outstanding level of performance. According to the guidelines set by the Compensation Committee at the time of the award, which required interpolating on a straight-line basis, the achievement of the these goals resulted in a payout level of 146% of the target amount for that factor.
Overall, these results produced total weighted performance for 2008 of 84.3% of target performance.
The Compensation Committee agreed and approved a PEP payout of 84.3% of target awards for Named Executives other than Mr. Pignatelli.
Mr. Pignatelli was eligible for a payment on account of his annual incentive award because the Company exceeded the minimum threshold of $256 million operating cash flow necessary for him to receive a payment. Having confirmed that Mr. Pignatelli was eligible for a payment, the Compensation Committee used the methodology described above to determine that Mr. Pignatelli was entitled to receive a payment of $500,000, or 86.1% of his target award. This payment, as a percent of the target award, was slightly higher than the payments to other Named Executives and reflects Committee use of discretion to recognize Mr. Pignatelli’s leadership with respect to strategic initiatives and executive transition issues.
Long-Term Incentive Compensation (Equity Awards)
We believe that equity awards, in tandem with our executive stock ownership guidelines discussed below, encourage ownership of Company stock by executive officers and hold executive officers accountable for the long-term impact of their actions, which in turn aligns the interest of those officers with the interest of our shareholders. In addition, the vesting provisions applicable to the awards encourage a focus on long-term operating performance, link compensation expense to the achievement of multi-year financial results and help to retain executive officers.
The long-term incentive opportunity for each Named Executive is based on a multiple of salary. The current long-term incentive multiple, which is 100% of base salary for each Named Executive, was established in 2003 to retain the executives in light of a then pending merger. The value of the Named Executives’ long-term incentive multiples, which is generally consistent with the median to 75th percentile of benchmark practice, has been maintained for the Named Executives to strengthen the retention value of the compensation program following the termination of the proposed merger transaction in 2004 and to avoid a reduction in Named Executives’ compensation, which would allow some of the Named Executives to terminate employment for “good reason” and receive change in control severance benefits. See “Elements of Post-Employment Compensation — Termination and Change in Control” for greater detail. While Mr. Heyman is not covered under a change in control agreement, the Compensation Committee set his long-term incentive opportunity at 100% of salary to advance internal pay equity with the other Named Executives with comparable responsibility levels. Mr. Pignatelli’s long-term incentive opportunity of 100% of salary is below the targeted 75th percentile and his total direct compensation falls between the median and 75th percentile.
In developing the long-term performance targets, the CFO of the Company compiles relevant data and makes recommendations to the Compensation Committee, but the Compensation Committee ultimately determines the performance objectives that are adopted for the applicable long-term plan.

For 2008, management recommended and the Compensation Committee approved long-term incentive awards consisting of equally weighted stock options and performance shares with earnout tied to total shareholder return (“TSR”). Given the difficulty in projecting the outcome of the TEP rate case, which occurred in 2008, and the unpredictable impact of the TEP rate case on diluted EPS, the Compensation Committee decided to use TSR as the performance metric for 2008, rather than cumulative diluted EPS. TSR was selected as the performance objective as it rewards executives for creating value in excess of a broad index of utilities. We believe that this long-term incentive approach consisting of stock options and TSR-based performance shares focuses the Named Executives on increasing both absolute and relative shareholder value creation. Moreover, stock option grants and performance share awards are intended to qualify as performance-based compensation under Section 162(m) of the Code, which is tax deductible by the Company.
Stock Option Grants
Options are designed, in part, to reward longer term success in Company performance that is reflected in increases in share price. The Company’s options, granted with an exercise price equal to the fair market value on the date of grant, help focus executives on long-term growth. In addition, options are intended to help retain key employees because they become exercisable in one-third increments over a three year period. The three-year incremental vesting also keeps executives focused on long-term performance.
Performance Share Awards
Performance shares are designed, in part, to reward achievement of financial performance objectives and/or shareholder value objectives.
2008 Program
The 2008 performance share awards are tied to TSR, relative to the Edison Electric Institute index, over a three-year performance period, commencing in 2008 and ending in 2010. The 2008 performance share criteria were established at the beginning of 2008 and are set forth in the following table.

PERFORMANCE CRITERIA

TSR Percentile Rank	Payout as a Percent of Target Award

75th percentile and above	150%
60th percentile – 74th percentile	125%
50th percentile – 59th percentile	100%
40th percentile – 49th percentile	75%
35th percentile – 39th percentile	50%
Below 35th percentile	0%
2006 Program
The 2006 performance share awards were tied to the achievement of Basic EPS (defined as EPS applied to undiluted outstanding shares), and operating cash flow goals over the 2006-2008 performance period.
The cumulative Basic EPS for the 2006-2008 performance period was $3.96 per share, which is less than threshold, and resulted in no payment on the Basic EPS goal. The cumulative operating cash flow was $882.3 million and resulted in a 33% operating cash flow payout. See the “Outstanding Equity Awards Table” on pages 29-31 for the number and market value of unearned share awards for each of the Named Executives.

Table C, below, reflects the cumulative Basic EPS goal, which ranged from $5.80 per share (threshold) to $6.38 per share (outstanding), and the corresponding payout levels, which ranged from 25% to 75% of the target award. As noted above, the cumulative Basic EPS for the three year period comprising 2006-2008 was less than the threshold level, as shown on the table below; therefore, there was no payout on the Basic EPS goal.
Table C
Table D, below, reflects the operating cash flows goals, which ranged from $879.6 million (threshold) to $901.1 million (outstanding), and the corresponding payout levels which ranged from 25% to 75% of the target award. As shown on the table below, the Company achieved a cumulative operating cash flows level of $882.3 million, which resulted in a payout level of 33% of the target amount for that factor.
Table D
The targets and goals discussed above are disclosed in the limited context of UniSource Energy’s compensation programs and should not be understood to be statements of management’s estimates of results or other guidance. UniSource Energy specifically cautions investors not to apply these statements to other contexts.
Equity Grant Timing and Practice
Generally, during the first quarter following the close of a fiscal year, the Compensation Committee approves the long-term incentive awards to be granted for the upcoming year, including the type of equity to be granted, as well as the size of the awards for Named Executives. In determining the type and aggregate size of awards to be provided, as well as the performance metrics that will apply, the Compensation Committee considers the strategic goals of the Company, trends in corporate governance, accounting impact, tax deductibility, cash flow considerations, the impact on EPS and the number of shares that would be required to be allocated for the award and the resulting impact to shareholders. When the Compensation Committee approves grants of plan-based equity awards, the exercise price is set at the market closing price of UniSource Energy common stock on the date that the grant is made. Awards are not coordinated with the release of material non-public information.
In addition, the Company does not typically provide for off-cycle stock option grants and has no specific number of shares under the 2006 Omnibus Plan set aside for such grants. However, occasionally in connection with a new hire of an executive, such a grant may be made to the extent approved by the Compensation Committee. The exercise price of any off-cycle option granted to a newly hired executive will be the closing market price on the date that the Compensation Committee approves any such award, consistent with the pricing practices associated with on-cycle plan-based equity awards.

STOCK OWNERSHIP POLICY
To further support our objective of aligning management and shareholder interests, the Company maintains a formal stock ownership policy, which encourages all officers to accumulate a substantial ownership stake in Company shares. The policy has the following key features:
•
Participants are encouraged to accumulate Company shares with a target value of a multiple of their base salary, ranging from one times base salary for Vice Presidents, three times for senior Vice Presidents and five times for our CEO.

•
If a participant has not yet reached the applicable target ownership requirement, he or she is expected to retain a portion of the net after-tax shares acquired from any stock option exercise, vesting of restricted stock or payments related to the performance share program. The applicable retention rates are 100% for the CEO, 50% for Named Executives who are senior Vice Presidents and 25% for the other Vice Presidents.

•	Unexercised stock options, unvested stock options and unearned performance shares do not count towards meeting the ownership guidelines.
Annually, management provides a report to the Compensation Committee regarding the number and value of the shares held by each officer subject to the guidelines. As of December 31, 2008, all of the Named Executives who were hired before 2005, including the CEO, have achieved their target ownership level. Raymond S. Heyman, who was hired after 2005, is making progress toward meeting the guideline.
OTHER COMPENSATION
Perquisites
The Company provides Named Executives with limited personal benefits and perquisites. These are not tied to any formal individual or Company performance criteria but are intended to enhance the attraction and overall retention value of the executive compensation program and to be comparable to similar benefits provided to executives and other key personnel in other similar companies in the industry. As a benefit, the Company from time to time reimburses certain executives for business or similar social club initiation fees and periodic special assessments. The Company also reimburses executives for the travel expenses of their spouses incurred in connection with the annual Board strategic retreat. The Company also has a policy of either directly paying or reimbursing certain executives for certain of their relocation costs, since this is a common benefit offered in the market and an additional means of attracting executives. None of our Named Executives benefited from the relocation policy during 2008. For identification of specific perquisites and associated values, refer to the “Summary Compensation Table” on page 25.
Retirement Benefits
Our Named Executives are also eligible to participate in certain employee benefits plans and arrangements offered by the Company. These include the Tucson Electric Power Company 401(k) Plan, the Tucson Electric Power Company Salaried Employees Retirement Plan (the “Retirement Plan”), the Tucson Electric Power Company Excess Benefit Plan (the “Excess Benefit Plan”) and the Management and Directors Deferred Compensation Plan (the “DCP”). A description of the pension and other retirement plans is provided under “Elements of Post-Employment Compensation-Retirement and Other Benefits,” below.
ELEMENTS OF POST-EMPLOYMENT COMPENSATION
Termination and Change in Control
In 1998, TEP, a wholly owned subsidiary of the Company, entered into Change in Control Agreements (“Change in Control Agreements” or “Agreements”) with all of the then Named Executives to help keep them focused on their work responsibilities during the uncertainty that accompanies a change in control, to provide benefits for a period of time following certain terminations of employment after a change in control event or transaction and to help us attract and retain key personnel. Some of these Agreements remain in effect until 2010. See discussion preceding the “Potential Payments Upon Termination or Change in Control Table” on page 34.

Retirement and Other Benefits
Benefits Generally
The Company offers retirement and other core benefits to its employees, including executive officers, in order to provide them with a reasonable level of financial support in the event of illness or injury and to enhance productivity and job satisfaction. The benefits are the same for all employees and executive officers and include medical and dental coverage, disability insurance and life insurance. In addition, the Tucson Electric Power Company 401(k) Plan and the Retirement Plan provide a reasonable level of retirement income reflecting employees’ careers with the Company. All employees, including executive officers, participate in these plans; the cost of these benefits (other than the Retirement Plan) is partially borne by the employee, including each executive officer. To the extent that any officer’s retirement benefit exceeds Internal Revenue Service (“IRS”) limits for amounts that can be paid through a qualified plan, the Company also offers non-qualified retirement plans, including the Excess Benefit Plan and the DCP. These plans provide only the difference between the calculated benefits and the IRS limits. Benefits under the Excess Benefit Plan are provided to officers but, with limited exceptions, are not generally available to other employees. These benefits are not tied to any formal individual or Company performance criteria but are intended to enhance the attraction and retention value of the executive compensation program and are consistent with similar competitive compensation benefits made available to executives in the industry. We believe the DCP assists with our attraction and retention objectives since it provides an industry-competitive and tax-efficient benefit to our executives. The DCP is not funded by the Company and participants have an unsecured contractual commitment by the Company to pay amounts owed under the DCP. For more information on retirement and certain related benefits, see the discussion following the “Pension Benefits Table” on page 33 and the “Non-Qualified Deferred Compensation Table” on page 34.
IMPACT OF REGULATORY REQUIREMENTS
Under Section 162(m) of the Code, compensation paid to the CEO and to certain other most highly compensated executives in excess of $1,000,000 annually is not deductible for federal income tax purposes unless the compensation is awarded under a performance-based plan approved by the shareholders, and satisfies certain other requirements. To the extent that the Company complies with the performance-based compensation provision of Section 162(m), the awards granted to the CEO and other Named Executives are tax deductible by the Company. The Company believes that all executive compensation earned in 2008 will be tax deductible.
The Compensation Committee believes that it is in the best interest of the Company to receive maximum tax deductibility for compensation paid to the Company’s Named Executives, although to maintain flexibility in compensating Named Executives in a manner designed to promote varying corporate goals, the Compensation Committee may award compensation that is not fully deductible under certain circumstances. The Company’s compensation plans reflect the Compensation Committee’s intent and general practice to pay compensation that the Company can deduct for purposes of federal income tax. Executive compensation decisions, however, are multifaceted. The Compensation Committee reserves the right to pay amounts that are not tax deductible to meet the design goals of our executive compensation program.
The Compensation Committee also considers other financial implications when developing and implementing the Company’s compensation program, including accounting costs, cash flow impact and potential share dilution.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” section required by Item 402(b) of SEC Regulation S-K and contained in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in the Company’s annual report on Form 10-K for the year ended December 31, 2008 and the 2009 Proxy Statement.

Respectfully submitted,

THE COMPENSATION COMMITTEE

Harold W. Burlingame, Chair
Lawrence J. Aldrich
Larry W. Bickle
John L. Carter
Louise L. Francesconi
Ramiro G. Peru

SUMMARY COMPENSATION TABLE—2008
The following table sets forth summary compensation information for the years ended December 31, 2006, December 31, 2007, and December 31, 2008 for our CEO, our CFO and three other most highly compensated Named Executives:

						Change in
						Pension
						Value and
					Non-	Non-
					Equity	Qualified
					Incentive	Deferred
					Plan	Compen-	All Other
			Stock	Option	Compen-	sation	Compen-
Name and	Year	Salary	Awards	Awards	sation	Earnings	sation	Total
Principal Position	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)

James S. Pignatelli	2008	724,689	98,305	348,790	500,000	793,548	13,532	2,478,864
Chairman, President and	2007	694,438	97,755	319,336	791,000	0	262,236	2,164,765
Chief Executive Officer	2006	666,923	95,476	339,742	867,500	210,550	17,646	2,197,837

Kevin P. Larson	2008	315,499	46,397	137,107	132,700	28,912	14,366	854,981
Senior Vice President and	2007	299,814	62,731	85,372	237,632	0	49,237	734,786
Chief Financial Officer	2006	288,462	41,317	32,671	259,184	74,313	15,352	711,299

Michael J. DeConcini	2008	320,112	46,910	137,776	134,800	161,064	15,485	816,147
Senior Vice President and	2007	300,178	62,731	85,372	243,608	0	74,960	766,849
Chief Operating Officer,	2006	288,462	41,317	32,671	265,196	38,573	14,768	680,987
Transmission and Distribution

Raymond S. Heyman	2008	319,949	46,397	224,702	132,700	159,468	14,408	897,624
Senior Vice President and	2007	304,077	62,731	208,484	146,000	43,651	14,183	779,126
General Counsel	2006	288,462	41,317	155,783	167,000	65,352	14,020	731,934

Karen G. Kissinger	2008	248,493	36,536	124,994	83,700	205,525	11,182	710,430
Vice President, Controller and	2007	236,731	49,647	67,598	179,648	0	13,011	546,635
Chief Compliance Officer

(1)
The amounts included in the “Stock Awards” column represent the compensation expense recognized by the Company for performance share awards during 2006, 2007 and 2008, calculated in accordance with Statement of Financial Accounting Standards share based payment (revised 2004) (“FAS 123R”). The Company’s FAS 123R assumptions used in these calculations are set forth on pages 149-152 of our annual report on Form 10-K filed with the SEC on March 2, 2009, and available on the Company’s website at www.UNS.com.

(2)
The amounts included in the “Option Awards” column represent the compensation expense recognized by the Company for stock option awards granted to the Named Executives during 2006, 2007 and 2008, and a 2005 stock option award to Mr. Heyman, calculated in accordance with FAS 123R. The Company’s FAS 123R assumptions used in these calculations are set forth on pages 149-152 of our annual report on Form 10-K filed with the SEC on March 2, 2009, and available on the Company’s website at www.UNS.com. Since Mr. Pignatelli was retirement eligible, his accruals in 2006, 2007 and 2008 were fully expensed during the year of the award, rather than expensed over a three-year vesting period. These amounts disregard estimates of forfeitures related to service based vesting conditions.

(3)	The 2008 PEP awards included in this column were paid during the first four months of 2009.

(4)
This column reflects the change in the actuarial present value of the accumulated benefit under all defined benefit plans (the Retirement Plan and Excess Benefit Plan). Due to a change in actuarial assumptions for the 2007 measurement date, the change in pension value for four of the Named Executives was negative for 2007, and in accordance with the SEC rules, we report these amounts as zero. We do not pay “above market” interest on non-qualified deferred compensation; therefore, this column reflects pension accruals only. See the discussion of the non-qualified DCP on page 34.

(5)	The amounts in the “All Other Compensation” column include the following payments that we made on behalf of the Named Executives:

		Qualified
		Plan 401(k)	Non-Qualified Plan
		Matching	401(k) Matching		Spouse
		Contributions	Contributions	Club Memberships	Travel	Total
Name	Year	($)	($)	($)	($)	($)

James S. Pignatelli	2008	10,350	0	1,080	2,102	13,532
Kevin P. Larson	2008	10,350	3,840	0	176	14,366
Michael J. DeConcini	2008	10,350	4,055	1,080	0	15,485
Raymond S. Heyman	2008	10,350	4,047	0	11	14,408
Karen G. Kissinger	2008	10,350	832	0	0	11,182
The “Club Memberships” and “Spouse Travel” columns include the incremental cost to the Company of such benefits. Spouse travel costs, which may include airfare and meals for the Named Executives’ spouses for the annual Board retreat, and other company-related travel.
Effective January 1, 2009, Mr. Bonavia became Chairman of the Board, President and Chief Executive Officer of UniSource Energy, TEP and UES. Since Mr. Bonavia was not with the Company in 2008, he is not included as a “Named Executive” in this proxy statement. Mr. Bonavia’s initial annual base salary will be $600,000. Mr. Bonavia will participate in UniSource Energy’s annual cash incentive compensation program with a target award for 2009 of 80% of base salary and a maximum award equal to 120% of base salary, and will participate in the 2006 Omnibus Plan as well. Mr. Bonavia will be entitled to severance pay of 200% of his base salary, plus pro rata incentive compensation, if his employment is terminated by UniSource Energy without cause or if he terminates his employment for good reason within three years of his employment. Mr Bonavia will be entitled to a severance payment of 200% of the sum of base salary and bonus, plus pro rata incentive compensation, if UniSource Energy terminates his employment without cause or if he terminates employment for good reason within 24 months of a change in control.

GRANTS OF PLAN-BASED AWARDS—2008
The following table sets forth information regarding plan-based awards to our Named Executives in 2008. The compensation plans under which the grants in the following table were made are generally described in the “Compensation Discussion and Analysis” section, beginning on page 12 and include the UniSource Energy PEP, which provides for non-equity (cash) performance awards, and the 2006 Omnibus Plan, which provides for equity-based performance awards including stock options and performance shares.

								All Other
								Option
								Awards:	Exercise
		Estimated Possible Payouts			Estimated Future Payouts			Number of	or Base
		Under Non-Equity Incentive Plan			Under Equity Incentive Plan			Securities	Price of	Grant Date
		Awards (1)			Awards (2)			Under-	Option	Fair Value of
		Thresh-		Maxi-	Thresh-		Maxi-	lying	Awards	Stock and
	Grant	old	Target	mum	old	Target	mum	Options	($/Sh)	Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(4)	Awards ($)(5)

JAMES S. PIGNATELLI

PEP	2/27/2008	290,400	580,800	871,200

Performance Share	2/27/2008				6,680	13,360	20,040			349,765

Stock Options	2/27/2008							82,470	26.18	349,768

KEVIN P. LARSON

PEP	2/27/2008	79,000	158,000	237,000

Performance Share	2/27/2008				2,905	5,810	8,715			152,106

Stock Options	2/27/2008							35,890	26.18	152,215

MICHAEL J. DECONCINI

PEP	2/27/2008	80,300	160,500	240,800

Performance Share	2/27/2008				2,950	5,900	8,850			154,462

Stock Options	2/27/2008							36,460	26.18	154,633

								All Other
								Option
								Awards:	Exercise
		Estimated Possible Payments			Estimated Possible Payments			Number of	or Base
		Under Non-Equity Incentive Plan			Under Equity Incentive Plan			Securities	Price of	Grant Date
		Awards (1)			Awards (2)			Under-	Option	Fair Value of
		Thresh-		Maxi-	Thresh-		Maxi-	lying	Awards	Stock and
	Grant	old	Target	mum	old	Target	mum	Options	($/Sh)	Option
Name	Date	($)(1)	($)	($)	(#)	(#)	(#)	(#)(3)	(4)	Awards ($)(5)

RAYMOND S. HEYMAN

PEP	2/27/2008	79,000	158,000	237,000

Performance Share	2/27/2008				2,905	5,810	8,715			152,106

Stock Options	2/27/2008							35,890	26.18	152,215

KAREN G. KISSINGER

PEP	2/27/2008	49,800	99,600	149,400

Performance Share	2/27/2008				2,290	4,580	6,870			119,904

Stock Options	2/27/2008							28,280	26.18	119,940

(1)
The amounts shown in this column reflect the range of payouts (50%-150% of the target award) for 2008 performance under the Company’s PEP, as described in the “Short-Term Incentive Compensation” section of the Compensation Discussion and Analysis above. These amounts are based on the individual’s current salary and position. The amount of cash incentive actually paid under the PEP for 2008 is reflected in the Summary Compensation Table above.

(2)
The amounts shown in this column reflect the range (50%-150% of the target award) of payouts in the form of performance shares targeted for 2008 performance under the 2006 Omnibus Plan for long-term incentive compensation, as described in the “Long-Term Incentive Compensation” section of the Compensation Discussion and Analysis above. The following example is an illustration of the Company’s method for determining the threshold, target and maximum number of shares subject to the equity incentive awards under the long-term incentive plan. In 2008, the CEO’s base salary was $726,000; therefore, the target value of the CEO’s long-term incentive award was $726,000, which equaled 100% of his base salary. As described in the “Compensation Discussion and Analysis,” we granted one-half of that award ($726,000/2 = $363,000) in the form of performance shares and one-half in the form of stock options. Each performance share had an initial value equal to the fair market value of one share of our common stock as of a date preceding the date of the Compensation Committee meeting at which the awards were granted ($27.17), which produced a target award of 13,360 performance shares ($363,000/$27.17= 13,360 shares). Threshold equaled 6,680 shares, which was 50% of target (13,360 * 50% = 6,680), and maximum equaled 20,040 shares, which was 150% of target (13,360 * 150% = 20,040).

(3)
Stock options granted under the 2006 Omnibus Plan are described in the Outstanding Equity Awards at Fiscal Year-End Table below. Options are granted with an exercise price equal to 100% of the fair market value on the date of grant; they vest in one-third increments over a three year period and expire after 10 years. The number of stock options awarded was determined by dividing the target value of the stock option award ($363,000) by the FAS 123R “fair value” of an option as of a date preceding the date of the Compensation Committee meeting at which the options were granted ($4.40154), resulting in a grant of 82,470 stock options ($363,000/$4.40154 = 82,471, which was rounded down to 82,470). The exercise price for each option was set at the closing price on the actual grant date.

(4)	Exercise price for the February 27, 2008 stock option award was $26.18, which was the closing price of the Company’s common stock on the NYSE on the grant date.

(5)	This amount has been determined in accordance with FAS 123R based on the fair value of our common stock as of the grant date, which was $26.18 per share for 2008 awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END — 2008
The following table summarizes the number of securities underlying outstanding plan awards for each Named Executive as of December 31, 2008:

	Option Awards(1)					Stock Awards(2)
							Equity
							Incentive
							Plan
						Equity	Awards:
						Incentive	Market or
						Plan	Payout
						Awards:	Value of
						Number of	Unearned
						Unearned	Shares,
		Number of	Number of			Shares,	Units or
		Securities	Securities			Units or	Other
		Underlying	Underlying			Other	Rights That
		Unexercised	Options (#)	Option	Option	Rights That	Have Not
		Options (#)	Unexer-	Exercise	Expiration	Have Not	Vested
Name	Grant Date	Exercisable	cisable	Price ($)	Date	Vested (#)	($)(3)

James S. Pignatelli
	7/16/1999	114,500		12.28	7/16/2009
	8/3/2000	175,000		15.28	8/3/2010
	8/2/2001	150,000		17.91	8/2/2011
	1/2/2002	150,000		18.12	1/2/2012
	5/9/2003	21,226		17.84	5/9/2013
	5/5/2006	30,673	15,337	30.55	5/5/2016
	3/20/2007	13,100	26,200	37.88	3/20/2017
	2/27/2008		82,470	26.18	2/27/2018
	5/5/2006					3,655	107,311
	3/20/2007					6,340	186,142
	2/27/2008					6,680	196,125

Kevin P. Larson
	8/3/2000	17,000		15.28	8/3/2010
	1/2/2002	35,000		18.12	1/2/2012
	5/9/2003	7,783		17.84	5/9/2013
	5/5/2006	13,273	6,637	30.55	5/5/2016
	3/20/2007	5,653	11,307	37.88	3/20/2017
	2/27/2008		35,890	26.18	2/27/2018
	5/5/2006					1,582	46,448
	3/20/2007					4,100	120,376
	2/27/2008					8,715	255,872

Michael J. DeConcini
	7/16/1999	8,900		12.28	7/16/2009
	8/3/2000	40,000		15.28	8/3/2010
	8/2/2001	30,000		17.91	8/2/2011
	1/2/2002	40,000		18.12	1/2/2012
	5/9/2003	8,137		17.84	5/9/2013
	5/5/2006	13,273	6,637	30.55	5/5/2016
	3/20/2007	5,653	11,307	37.88	3/20/2017
	2/27/2008		36,460	26.18	02/27/2018
	5/5/2006					1,582	46,448
	3/20/2007					4,100	120,376
	2/27/2008					8,850	259,836

	Option Awards(1)					Stock Awards(2)
							Equity
							Incentive
							Plan
						Equity	Awards:
						Incentive	Market or
						Plan	Payout
						Awards:	Value of
						Number of	Unearned
						Unearned	Shares,
		Number of	Number of			Shares,	Units or
		Securities	Securities			Units or	Other
		Underlying	Underlying			Other	Rights That
		Unexercised	Options (#)	Option	Option	Rights That	Have Not
		Options (#)	Unexer-	Exercise	Expiration	Have Not	Vested
Name	Grant Date	Exercisable	cisable	Price ($)	Date	Vested (#)	($)(3)

Raymond S. Heyman
	9/15/2005	50,000		33.55	9/15/2015
	5/5/2006	13,273	6,637	30.55	5/5/2016
	3/20/2007	5,653	11,307	37.88	3/20/2017
	2/27/2008		35,890	26.18	2/27/2018
	5/5/2006					1,582	46,448
	3/20/2007					4,100	120,376
	2/27/2008					8,715	255,872

Karen G. Kissinger	8/2/2001	7,000		17.91	8/2/2011
	1/2/2002	1,152		18.12	1/2/2012
	5/5/2006	10,526	5,264	30.55	5/5/2016
	3/20/2007	4,466	8,934	37.88	3/20/2017
	2/27/2008		28,280	26.18	2/27/2018
	5/5/2006					1,254	36,817
	3/20/2007					3,240	95,126
	2/27/2008					6,870	201,703

(1)
All options listed above vest at a rate of 33 1/3% per year over the first three years of the 10-year option term. The option expiration date for Mr. Pignatelli is accurate as of December 31, 2008; however, Mr. Pignatelli retired effective as of January 1, 2009 and, as a result, his options expire three years from the date of retirement or expiration date, if sooner.

(2)	Performance shares vest after three years based on performance of the cumulative goals over the applicable three-year period.

(3)
The amounts shown reflect the projected value of the performance share awards as of December 31, 2008. The projections regarding achievement of the performance goals were the same projections used to determine the 2008 compensation expense related to the outstanding awards for financial reporting purposes, and were done in the manner required by Financial Accounting Standards 123(R).

OPTION EXERCISES AND STOCK VESTED
The following table includes certain information with respect to the options exercised by our Named Executives during the year ended December 31, 2008:

	Option Awards
	Number of Shares
	Acquired on	Value Realized on
	Exercise	Exercise
Name	(#)(1)	($)(2)

James S. Pignatelli	45,096	832,510

Michael J. DeConcini	4,000	69,990

(1)
Of shares exercised, the following numbers of shares were due to options that otherwise would have expired during the year: James S. Pignatelli, 45,096. Michael J. DeConcini, 4,000. Mr. DeConcini retained 4,000 of the shares acquired through the exercise of the options indicated above.

(2)
For options that are exercised in cashless transactions, we base this value on the spread between the exercise price and the actual price at which the shares of common stock are sold in the market. For options that are exercised and retained by the Named Executive, we base this value on the spread between the exercise price and the actual market price of our common stock at the time of exercise.

PENSION BENEFITS
The following table shows the present value of accumulated benefits payable to each of the Named Executives, including the number of years of service credited to each such Named Executive, under each of the Retirement Plan and the Excess Benefit Plan determined using interest rate and mortality rate assumptions used in the Company’s financial statements as set forth on pages 142-149 of the Company’s annual report on Form 10-K. Information regarding the Retirement Plan and the Excess Benefit Plan can be found under the heading “Retirement and Other Benefits” on page 23.

		Number of Years	Present Value of	Payments During Last
		Credited Service	Accumulated Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
James S. Pignatelli	Tucson Electric Power	14.33	556,545	0
	Salaried Employees
	Retirement Plan (1)
	Tucson Electric Power	14.33	4,547,191	0
	Excess Benefit Plan (2)

Kevin P. Larson	Tucson Electric Power	23.83	428,588	0
	Salaried Employees
	Retirement Plan (1)
	Tucson Electric Power	23.83	403,186	0
	Excess Benefit Plan (2)

Michael J. DeConcini	Tucson Electric Power	20.08	236,899	0
	Salaried Employees
	Retirement Plan (1)
	Tucson Electric Power	20.08	321,025	0
	Excess Benefit Plan (2)

Raymond S. Heyman	Tucson Electric Power	3.33	65,112	0
	Salaried Employees
	Retirement Plan (1)
	Tucson Electric Power	3.33	216,225	0
	Excess Benefit Plan (2)

Karen G. Kissinger	Tucson Electric Power	18	388,618	0
	Salaried Employees
	Retirement Plan (1)
	Tucson Electric Power	18	394,263	0
	Excess Benefit Plan (2)

(1)
The Retirement Plan is intended to meet the requirements of a qualified benefit plan for Code purposes, and is funded by the Company and made available to all eligible employees. The Retirement Plan provides an annual income upon retirement based on the following formula:

1.6% x years of service (up to 25 years) x final average pay
Final average pay is calculated as the average of basic monthly earnings on the first of the month following the employee’s birthday during the five consecutive plan years in which basic monthly earnings were the highest, within the last 15 plan years before retirement. Years of service are based on years and months of employment. A Retirement Plan participant is fully vested in his or her retirement benefit after five years of service. The maximum benefit available under the Retirement Plan is an annual income of 40% of final average pay (as defined above). Plan compensation for purposes of determining final average pay is limited by IRS compensation limits under Code Section 401(a)(17). For 2008, the limit was $230,000 in annual income. Employees are eligible to retire early with an unreduced pension benefit if (i) the combination of their age and years of service equals or exceeds 85 or (ii) they are age 62 and have completed 10 years of service. Employees are also eligible to early retirement with a reduced pension benefit at age 55 with at least 10 years of service. The reduction at age 55 with 10 years of service is 42.6% and continues to be reduced at a lesser amount up to age 62, where there is no reduction. All optional forms of the benefit are actuarially equivalent.

(2)
The Retirement Plan is subject to Code limitations on the amount of compensation that can be taken into account and on the amount of benefits that can be provided. The Excess Benefit Plan provides the retirement benefits to officers that would have been provided under the Retirement Plan if the Code limitations did not apply. The Excess Benefit Plan retirement benefit is calculated generally using the same pension formula as the Retirement Plan formula but with some modifications. Compensation for purposes of the Excess Benefit Plan is determined without regard to IRS limits on compensation and by including voluntary salary reductions to the DCP, and any annual incentive payment received under the PEP. The retirement benefit payable from the Excess Benefit Plan is reduced by the benefit payable to that person from the Retirement Plan. Full vesting occurs after five years of service. Benefits are payable in a lump sum or annuity, at the retiree’s election.

NON-QUALIFIED DEFERRED COMPENSATION
UniSource Energy sponsors the DCP for directors, officers and certain other employees of UniSource Energy. Under the DCP, employee participants are allowed to defer on a pre-tax basis up to 100% of base salary and cash bonuses and non-employee director participants are allowed to defer up to 100% of their cash compensation. This deferral plan also allows the executive employee participants to receive the 401(k) Company match that cannot be contributed to the 401(k) Plan because of limitations imposed by the Code. The deferred amounts are valued daily as if invested in one or more of a number of investment funds, including UniSource Energy stock units, each of which may appreciate or depreciate in value over time. The choice of investment funds is determined by the individual participant.

	Executive	Registrant	Aggregate	Aggregate	Aggregate Balance
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	at Last Fiscal
	Last Fiscal Year	Last Fiscal Year	Fiscal Year	Distributions	Year End
Name	($)(1)	($)(4)	($)(2)	($)	($)(3)
James S. Pignatelli	0	5,375	(266,998)	0	1,350,336
Kevin P. Larson	0	3,357	(1,210)	0	34,934
Michael J. DeConcini	0	3,357	(804)	0	24,373
Raymond S. Heyman	0	3,558	6	0	6,203
Karen G. Kissinger	0	527	(2,957)	0	59,953

(1)	Represents contributions to the DCP by the Named Executives during the year. These amounts are included in the salary column of the “Summary Compensation Table” above.

(2)
Represents the total market based earnings (losses) for the year on all deferred compensation under the plan based on the investment returns associated with the investment choices made by the Named Executive. Amounts in this column are not included in the “Summary Compensation Table.”

(3)	The amount reported for Mr. Pignatelli includes a total of $250,475 of executive contributions and registrant contributions that were reported in the Summary Compensation Table in 2006 and 2007.

(4)	The amounts shown in this column reflect the actual contributions made in 2008 for the 2007 plan year.
The following table shows the deemed investment options available, and the annual rate of return for the calendar year ended December 31, 2008, under the DCP.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
Fidelity Retirement Money Market	2.93%	Fidelity Spartan Us Equity Index	(37.03%)
Fidelity Intermediate Bond	(5.84%)	Fidelity Growth Company	(40.90%)
Janus Flexible Bond	5.64%	Fidelity Low Price Stock	(36.17%)
Fidelity Asset Manager	(27.80%)	Janus Worldwide	(45.02%)
Fidelity Equity-Income	(41.64%)	UniSource Energy Corporation Stock	3.67%)
Fidelity Magellan	(49.40%)

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Each of the Named Executives, other than Mr. Pignatelli and Mr. Heyman, are subject to a Change in Control Agreement. For the purpose of the Agreements, a “Change in Control”, as defined in the Agreements, includes the acquisition of beneficial ownership of 30% of the common stock of UniSource Energy, certain changes in the Board, approval by the shareholders of certain mergers or consolidations or certain transfers of the assets of UniSource Energy. The Agreements provide that each officer shall be employed by TEP or one of its subsidiaries or affiliates, in a position comparable to his current position, with compensation and benefits, which are at least equal to his then current compensation and benefits, for an employment period of five years after a Change in Control (subject to earlier termination due to the officer’s acceptance of a position with another company or termination for cause). For purposes of this section, titled “Potential Payments Upon Termination or Change in Control”, only, “TEP” shall mean TEP or one of its subsidiaries or affiliates, as applicable.
The Agreements are in effect until the later of: (i) five years after the date either TEP or the officer gives written notice of termination of the Agreement, or (ii) if a Change in Control occurs during the term of the Agreements, five years after the Change in Control. On March 29, 2004, a Change in Control occurred for purposes of the Agreements when our shareholders, at a special meeting, approved the acquisition agreement that provided for an affiliate of Saguaro Utility Group L.P. to acquire all of our outstanding shares of common stock.
On March 3, 2005, TEP provided the officers of the Company with written notice of termination of the Agreements effective March 3, 2010, the fifth anniversary of the date of the written notice of termination. In December 2006, the CEO of the Company waived all rights he otherwise would have had for the remaining effective period under his Agreement and terminated the Agreement to which he and TEP had been party.
During the remaining term of the Agreements currently in effect, in the event that an officer’s employment is terminated by TEP (with the exception of termination due to the officer’s acceptance of another position or for cause), or if the officer terminates employment because i) there was a material change by TEP of the officer’s status, title, authority, duties or responsibilities, ii) the officer was assigned or reassigned to another place of employment more than fifty miles from the officer’s current place of employment, iii) a liquidation, dissolution, consolidation or merger of TEP occurred, or iv) a reduction in the officer’s target compensation occurred, prior to March 29, 2009 (or within five years of any subsequent Change in Control), the officer is entitled to severance benefits in the form of: (a) a lump sum payment equal to the present value of three times the sum of annual salary and prorated target bonus (“cash severance”), (b) the present value of the additional amount (including any amount under the Excess Benefit Plan) the officer would have received under the Retirement Plan if the officer had continued to be employed for the five-year period after a Change in Control occurs, plus (c) the present value of any officer award under the 2006 Omnibus Plan or any successor plan, which is outstanding at the time of the officer’s termination (whether vested or not), prorated based on length of service. Such officer is also entitled to continue to participate in TEP’s health, death and disability benefit plans for five years after the termination. The Agreements further provide that TEP will make a payment to the officer to offset any golden parachute excise taxes that may be imposed in accordance with Code sections 280G and 4999. Any payments made in respect of such excise taxes are not deductible by us. Cash severance would also be paid under the Agreements if an officer dies or becomes disabled prior to March 29, 2009 (or within five years of any subsequent Change in Control).
Beginning in 2006, all long-term incentive awards contain a “double trigger” vesting provision, which provides for accelerated vesting only if outstanding awards are not assumed by an acquirer or the Named Executive is terminated without cause within 24 months of a Change in Control. The double trigger, which is viewed as a corporate governance “best practice”, ensures that the Named Executives do not receive accelerated benefits unless they are adversely affected by the Change in Control.
Other than the Agreements described above, we have not entered into any other severance agreements or employment agreements with any Named Executives.

The following table and summary set forth potential payments payable to our Named Executives upon termination of employment or a Change in Control. The table below reflects amounts payable to our Named Executives assuming their employment was terminated on December 31, 2008:

	If Retirement or	If “Change In Control”
	Voluntary Termination	Termination Occurs	If Death or Disability
Name	Occurs (1)	($) (2)	Occurs ($) (3)
James S. Pignatelli	—	0	262,255
Kevin P. Larson	—	3,426,554	114,130
Michael J. DeConcini	—	3,169,832	115,943
Raymond S. Heyman	—	0	114,130
Karen G. Kissinger	—	2,591,663	89,930

(1)
In the event of retirement or voluntary termination, each of the Named Executives would be entitled to receive vested and accrued benefits payable from the Retirement Plan and the Excess Benefit Plan, but no form or amount of any such payment would be increased or otherwise enhanced nor would vesting be accelerated with respect to such plans. In addition, no accelerated vesting of options or performance shares would occur. Retirement Plan and Excess Benefit Plan information for the Named Executives is set forth in the “Pension Benefits Table” above. Mr. Heyman is not vested in the retirement plans as of December 31, 2008.

(2)
In December 2006, James S. Pignatelli waived all rights under his Agreement and terminated the Agreement to which he and TEP had been party. Mr. Heyman does not have an Agreement. The breakout of the above referenced elements for the three Named Executives is as follows:

		Prorated	Stock	Performance	Medical	Retirement	Tax
	Cash	Bonus	Options	Shares	Benefits	Benefits	Gross-up	Total
Named Executive	($)	($)	($)	($)	($)	($)	($)	($)
Kevin P. Larson	1,422,000	158,000	114,130	290,958	73,906	462,888	904,673	3,426,554
Michael J. DeConcini	1,444,500	160,500	115,943	293,600	82,756	213,264	859,269	3,169,832
Karen Kissinger	1,045,800	99,600	89,930	229,595	82,567	402,732	641,438	2,591,663

(3)
Amounts in this column reflect the value of all unvested options that would accelerate upon the death or disability of the Named Executives. There is no acceleration of performance shares. In addition, in the event of death, the Named Executive’s survivor would be entitled to receive a death benefit in the form of a lump sum or survivor annuity which is funded from the Retirement Plan and Excess Benefit Plan. The amount payable to the survivor would be less than the amount that would otherwise have been payable to the Named Executive had the Named Executive survived and received retirement benefits under the Retirement Plan and Excess Benefit Plan. There would be no enhancements as to form, amount or vesting of such benefits in the event of a Named Executive’s death.

DIRECTOR COMPENSATION
For 2008, our non-employee directors received the following compensation:
1.	Annual cash retainer of $40,000, paid in monthly installments.

2.
Additional annual cash retainer of $20,000 for the Lead Director, $10,000 for the Audit Chair, $7,500 for each of the Compensation and Corporate Governance Chairs, and $5,000 for all other committee chairs, all of which are paid in quarterly installments.

3.	Board and committee meeting fees of $1,000 per meeting.

4.	Annual award of $45,000 in restricted stock units:
•
Directors serving on the date of the Annual Shareholders’ meeting receive a grant on the date of that meeting. Any person who first becomes a director after the Annual Shareholders’ meeting receives a grant on a date approved by the Compensation Committee. All restricted stock unit grants to directors vest at the earlier of the next annual meeting following grant date or the first anniversary of grant.

•	The actual number of restricted stock units granted is calculated by dividing $45,000 by the closing price of our common stock on the date of grant.

•
Vested stock units must be deferred and distributed in January of the year following the year during which a director ceases to serve as a member of our Board. Deferred stock units accrue dividend equivalents during the deferral period. Deferred stock units will be distributed in shares of Company stock.

Mr. Pignatelli, our CEO during 2008, did not receive any additional compensation for serving as a director. Directors may elect to defer cash fees and retainers under the DCP, which is described on page 23.
In 2007, we adopted formal stock ownership guidelines for our non-employee directors. Non-employee directors are expected to accumulate Company shares with a value equal to 500% of the annual equity grant. Shares owned outright, including shares held in street name accounts, jointly with spouse, or in trust for the non-employee director’s benefit, and deferred stock units count towards meeting the guideline.

The following table summarizes the compensation earned by non-employee directors of the Company for the year ended December 31, 2008.

	Fees Earned or	Stock	All Other
	Paid in Cash	Awards	Compensation	Total
Name (1)	($)(2)	($)(3)(4)(5)	($)(6)	($)

Lawrence J. Aldrich	73,000	46,875	5,014	124,889

Barbara M. Baumann	83,000	46,875	3,982	133,857

Larry W. Bickle	73,333	46,875	10,621	130,829

Elizabeth T. Bilby	72,000	46,875	7,009	125,884

Harold W. Burlingame(8)	97,500	46,875	10,339	154,714

John L. Carter(8)	120,000	46,875	4,826	171,701

Robert A. Elliott(8)	97,500	46,875	3,637	148,012

Daniel W. L. Fessler(8)	87,000	125,250	5,894	218,144

Louise L. Francesconi(7)	31,666	16,875	611	49,152

Kenneth Handy	75,000	46,875	5,429	127,304

Warren Y. Jobe(8)	94,000	46,875	9,303	150,178

Ramiro G. Peru	73,000	69,375	591	142,966

Gregory A. Pivirotto	71,000	69,375	316	140,691

Joaquin Ruiz	73,666	46,875	3,424	123,965

(1)
Mr. Pignatelli is not included in this table, as he is an employee of the Company and thus receives no compensation for his service as a director. The compensation received by Mr. Pignatelli as an employee of the Company is shown in the “Summary Compensation Table.”

(2)	Lawrence J. Aldrich, Barbara M. Baumann, Harold W. Burlingame, Kenneth Handy and Joaquin Ruiz, deferred 100% of fees earned in 2008 into the DCP.

(3)
Each non-employee director received an annual restricted stock unit award valued at $45,000 in 2008. Values reflected in the table are consistent with FAS 123R grant date fair value and include amortization of a portion of a May 2007, June 2007, February 2008, May 2008 and August 2008 awards. This amount disregards estimates of forfeitures related to service based vesting conditions. Each of the directors in office on May 2, 2008 was awarded 1,419.1 restricted stock units at a fair market value share price of $31.71. On February 11, 2008, Mr. Peru and Mr. Pivirotto were each awarded 1,565.2 restricted stock units at a fair market value share price of $28.75. On August 14, 2008, Mrs. Francesconi was awarded 1,399.7 restricted stock units at a fair market value of $32.15. After a one year vesting period the restricted stock units convert to deferred stock units and are payable in January that follows the calendar year in which the director ceases to be a Board member. The award price for the annual director equity award was the closing price on the date of grant.

The values reflected in this column for Mr. Fessler also reflect the 2008 expense attributable to the restricted stock units granted in May of 2007. In May 2007, the Compensation Committee approved a grant of 4,902.5 restricted stock units to Mr. Fessler. Mr. Fessler served as a director on the Board from 1998 to 2003. In 2005, Mr. Fessler rejoined the Board as a director. Upon Mr. Fessler’s initial retirement from the Board in 2003, Mr. Fessler had 7,201 vested stock options outstanding under the 1994 Outside Directors Stock Option Plan. At the time of his retirement, UniSource Energy mistakenly informed Mr. Fessler that the options would expire at the end of their original terms. However, under the terms of the plan, the options expired six months after his retirement. In reliance on the mistaken information, Mr. Fessler failed to exercise the options prior to their expiration. The grant in May 2007 was in an amount intended to restore Mr. Fessler to the position he would have been in had he exercised the options at the end of the six month period after his retirement and held the stock received upon such exercise through the date of the May 2007 award.

(4)
As of December 31, 2008 the unvested stock units held by directors were as follows: Mr. Aldrich held 1,419 stock units; Mrs. Baumann held 1,419 stock units; Mr. Bickle held 1,419 stock units; Mrs. Bilby held 1,419 stock units; Mr. Burlingame held 1,419 stock units; Mr. Carter held 1,419 stock units; Mr. Elliott held 1,419 stock units; Mr. Fessler held 1,419 stock units; Mr. Handy held 1,419 stock units; Mr. Jobe held 1,419 stock units; Mr. Ruiz held 1,419 stock units; Mr. Pivirotto held 1,419 stock units; Mr. Peru held 1,419 stock units; and Ms. Francesconi held 1,400 stock units.

(5)	As of December 31, 2008 all stock options are vested and are reported in the Security Ownership of Management table on pages 6-7.

(6)
Amounts represent the value of dividend equivalents associated with restricted stock units and stock option awards held by the directors, expensed in accordance with FAS 123R. The amounts also include reimbursement to the applicable directors for travel expenses incurred by their respective spouses in attending the annual meeting dinner, the board retreat and/or the holiday dinner and a tax gross-up with respect to the reimbursement.

(7)	Ms. Francesconi was appointed to the Board, effective August 14, 2008, which is reflected in her compensation for 2008.

(8)
The directors noted were members of the Corporate Development Committee during 2008, which is discussed under the “Board Committees” section below. These directors received compensation for attending meetings of the Corporate Development Committee consistent with the compensation parameters set forth under “Director Compensation” on page 37. The compensation for each of the noted directors is greater than the compensation shown for the other directors due to the number of meetings held by the Corporate Development Committee in 2008.

EQUITY COMPENSATION PLAN INFORMATION
Equity Compensation Plans
Our only equity-based compensation plan that has not been approved by shareholders is the DCP. Shareholder approval of the DCP has not been required because the provisions of the DCP permit the Company to payout deferred shares accumulated under the DCP in the form of cash or stock. Under the terms of the plan, distribution of deferred shares will be made in cash, unless the participant elects to receive the deferred shares in Company stock. Under the DCP, certain eligible officers and other employees selected for participation, and non-employee members of the Board, may elect to defer a percentage of the compensation or fees that would otherwise become payable to the individual for his services to us. We also credit DCP accounts of employees participating in our 401(k) Plan with the additional amount of UniSource Energy matching contributions that the participant would have been entitled to under the 401(k) Plan if certain Code limits did not apply to limit the amount of UniSource Energy matching contributions made under the 401(k) Plan. Each participant in the DCP may elect that his deferrals be credited in the form of deferred shares instead of cash. Deferred shares accrue dividend equivalents, credited in the form of additional deferred shares, as dividends are paid by UniSource Energy on its issued and outstanding common stock. Each participant elects the time and manner of payment (lump sum or installments) of his deferred shares under the DCP.

Equity Compensation
The following table sets forth information as of December 31, 2008, with respect to UniSource Energy’s equity compensation plans.

Number of Shares of
UniSource Energy
Common Stock
	Number of Shares of				Remaining Available
	UniSource Energy				for Future Issuance
	Common Stock to				Under Equity
	be Issued Upon				Compensation Plans
	Exercise of		Weighted-Average		(Excluding Shares
	Outstanding		Exercise Price of		Reflected in the First
Plan Category	Options and Rights		Outstanding Options		Column)

Equity Compensation Plans Approved by Shareholders(1)	2,012,120	(2)	$22.49583	(3)	1,392,860	(1)

Equity Compensation Plans Not Approved by Shareholders	84,190	(4)	—		—	(5)

Total	2,096,310		—		—

(1)
The equity compensation plans that have been approved by shareholders are the UniSource Energy Corporation 1994 Omnibus Stock and Incentive Plan (“1994 Stock and Incentive Plan”), the UniSource Energy Corporation 1994 Outside Director Stock Option Plan (the “1994 Directors Plan”) and the 2006 Omnibus Plan. Awards were made under the 1994 Stock and Incentive Plan and the 1994 Directors Plan until February 2004 at which time no further awards could be made under those plans. In May 2006, the 2006 Omnibus Plan was approved by shareholders and includes awards in the form of options, restricted stock, stock units and dividend equivalents. While the 1994 plans expired in February 2004 and no further awards could be made under those plans after that date, the 1994 plans remain in effect with respect to previous awards until all awards have expired or terminated or shall have been exercised or fully vested, and any stock thereto shall have been purchased or acquired. No shares that were available to be issued under the 1994 Directors Plan at the time of its termination are available for awards under the 2006 Omnibus Plan with respect to awards that are forfeited, terminated, canceled or expired.

(2)
Includes options outstanding as to 1,634,627 shares, stock units, dividend equivalent stock units and restricted stock units (payable in an equivalent number of shares) outstanding as to 377,493 shares.

(3)	Calculated based on the outstanding options and exclusive of outstanding stock units.

(4)	Deferred shares credited under the DCP.

(5)
There is no explicit share limit under the DCP. The number of shares to be delivered with respect to the DCP in the future depends on the levels of fees and compensation that participants elect to defer under the DCP. Any UniSource Energy shares used to satisfy our common stock obligations under the DCP will be shares that have been purchased on the open market.

CORPORATE GOVERNANCE
Board Meetings
In 2008, the Board held a total of eight regular and special meetings. Each director attended at least 95% of the aggregate total number of Board meetings and meetings of committees of which they are a member. Additionally, the non-management Directors met at regularly scheduled executive sessions without management present. Mr. Carter, a non-management director, presided over and was the Lead Director at these executive sessions.
The Company does not have a formal policy with respect to attendance of Board members at annual meetings of shareholders, but encourages such attendance. All of the Board members holding office at the time attended the 2008 Annual Meeting.
Board Communication
Shareholders or other interested parties wishing to communicate with the Board, the non-management directors or any individual director may contact the Lead Director by mail, addressed to UniSource Energy Lead Director, c/o Corporate Secretary, UniSource Energy Corporation, One South Church Avenue, Suite 1820, Tucson, Arizona 85701. The communications will be kept confidential and forwarded to the Lead Director. Communications received by the Lead Director will be forwarded to the appropriate director(s) or to an individual non-management director.
Shareholders or other interested parties wishing to communicate with the Board regarding non-financial matters may contact the Chairperson of the Corporate Governance and Nominating Committee either by mail, addressed to Chairperson, Corporate Governance and Nominating Committee, UniSource Energy Corporation, P.O. Box 31771, Tucson, Arizona 85751-1771, or by e-mail at unscorpgov@earthlink.net. Shareholders or other interested parties wishing to communicate with the Board regarding financial matters may contact the Chairperson of the Audit Committee either by mail, addressed to Chairperson, Audit Committee, UniSource Energy Corporation, P.O. Box 46093, Denver, Colorado 80201, or by e-mail at unscorpaudit@earthlink.net.
Items that are unrelated to a director’s duties and responsibilities as a Board member may be excluded from consideration, including, without limitation, solicitations and advertisements, junk mail, product-related communications, job referral materials such as resumes, surveys and material that is determined to be illegal or otherwise inappropriate.
DIRECTOR INDEPENDENCE CRITERIA
The Board has adopted Director Independence Standards to comply with NYSE rules for determining independence, among other things, in order to determine eligibility to serve on the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The Director Independence Standards, amended as of February 9, 2007, are available on our website at www.UNS.com and are available in print to any shareholder who requests it.
No director may be deemed independent unless the Board affirmatively determines, after due deliberation, that the director has no material relationship with the Company either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In each case, the Board broadly considers all the relevant facts and circumstances from the standpoint of the director as well as from that of persons or organizations with which the director has an affiliation and applies these standards.
Annually, the Board determines whether each director meets the criteria of independence. Based upon the foregoing criteria, the Board has deemed each director to be independent, with the exception of Mr. Pignatelli (who retired effective as of January 1, 2009), Ms. Bilby and Mr. Bonavia (who became the new Chief Executive Officer effective January 1, 2009). For each other director who is deemed independent, there were no other significant transactions, relationships or arrangements that were considered by the Board in determining that the director is independent. See “Transactions with Related Persons” on page 45.

Board Committees
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committees operates under the provisions of a committee charter. The Corporate Governance and Nominating Committee reviews and recommends corporate governance principles, interviews potential directors and nominates and recommends to the shareholders and directors, as the case may be, qualified persons to serve as directors. The Corporate Governance and Nominating Committee also reviews and recommends membership for all the committees to the Board and reviews applicable rules and regulations relating to the duties and responsibilities of the Board. Our Corporate Governance and Nominating Committee held three meetings in 2008 and was in compliance with its written charter.
The Corporate Governance and Nominating Committee identifies and considers candidates supplied by shareholders and Board members. The Corporate Secretary, as directed by the Corporate Governance and Nominating Committee, prepares portfolios for candidates that include confirmation of the candidate’s interest, independence, biographical information, review of business background and experience and reference checks. The Corporate Governance and Nominating Committee then evaluates candidates using, in large part, the criteria set forth in the next paragraph and any other criteria the Corporate Governance and Nominating Committee deems appropriate, and conducts a personal interview with each candidate. Upon completion of this process, formal invitations are extended to accept election to the Board.
The Corporate Governance and Nominating Committee has not adopted specific minimum qualifications with respect to a committee-recommended Board nominee, but desirable qualifications are set forth in the Corporate Governance Guidelines and include prior community, professional or business experience that demonstrates leadership capabilities, the ability to review and analyze complex business issues, the ability to effectively represent the interests of our shareholders while keeping in perspective the interests of our customers, the ability to devote the time and interest required to attend and fully prepare for all regular and special Board meetings, the ability to communicate and work effectively with the other Board members and personnel and the ability to fully adhere to any applicable laws, rules or regulations relating to the performance of a director’s duties and responsibilities.
While no formal policy exists, the Corporate Governance and Nominating Committee does consider recommendations for Board nominees received from our shareholders. The deadline for consideration of recommendations for next year’s annual meeting of the shareholders is November 21, 2009. Recommendations must be in writing and include detailed biographical material indicating the candidate’s qualifications and a written statement from the candidate of his willingness and availability to serve. Recommendations should be directed to the Corporate Secretary, UniSource Energy Corporation, One South Church Avenue, Suite 1820, Tucson, Arizona 85701. The Board will consider nominees on a case-by-case basis and does not believe a formal policy is warranted at this time due to a manageable volume of nominations.
Each member of our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee is independent based upon independence criteria established by our Board, which criteria are in compliance with applicable NYSE listing standards.
Compensation Committee
The Compensation Committee operates under the provisions of a committee charter, which was amended most recently in November 2007. The Compensation Committee Charter can be revised by action taken by the Compensation Committee. Under the terms of its charter, the Compensation Committee is required to consist of not fewer than three members of the Board who meet the independence requirements of the NYSE. In 2008, the Compensation Committee had six members who met those independence requirements.
In 2008, the Compensation Committee held five formal meetings, most of which were followed by an executive session in which management did not participate. The Compensation Committee Chair sets the agenda for each meeting, and in advance of each meeting reviews the agenda with management. The annual schedule of meetings is approved by the Board during the fourth quarter for the following year. In connection with Compensation Committee meetings, each Compensation Committee member receives a briefing book prior to each meeting that details each topic to be considered. The Compensation Committee Chair reports to the Board on Compensation Committee decisions and key actions following each meeting. The Compensation Committee members also complete a written assessment of the Compensation Committee’s performance, with the last such assessment completed in September 2008.

The Board has delegated authority to the Compensation Committee to set CEO compensation levels, and to review and approve compensation for all of the Company’s executives, including any equity compensation awarded under the 2006 Omnibus Plan. Under the terms of its charter, the Compensation Committee may delegate certain actions to management of the Company in connection with executive compensation. Day-to-day administration of director and executive compensation matters has been delegated to certain Company management personnel, with oversight provided by the Compensation Committee.
Compensation Consultant
The Compensation Committee has retained the services of Frederic W. Cook and Co., Inc. (“Cook”), a nationally recognized compensation consulting firm that serves as an independent advisor in matters related to executive compensation and non-employee director compensation. Representatives from Cook are available to Compensation Committee members on an ongoing basis and attend Compensation Committee meetings, as requested, either in person or telephonically. The Compensation Committee has sole discretion over the terms and conditions of the retention of consultants it retains. Cook maintains no other economic relations with the Company and does not provide any services to the Company other than those provided directly to the Compensation Committee.
The Compensation Committee Chair customarily provides assignments to Cook. In its role as executive compensation consultant to the Compensation Committee, Cook assists with peer group selection, the benchmarking of individual compensation levels, and the design of incentive plans and other compensation arrangements in which Company management participates. In furnishing this assistance, Cook provides competitive data and technical considerations, and recommends changes to the pay program and pay levels for consideration by the Compensation Committee.
Role of Executives in Establishing Compensation
Certain executives, including the CEO, the CFO and the General Counsel to the Company, routinely attend regular sessions of Compensation Committee meetings. The CEO makes recommendations to the Compensation Committee with respect to changes in compensation for senior executive positions (other than the CEO) and payouts under the annual incentive plan. The CEO also makes suggestions to the Compensation Committee regarding the design of incentive plans and other programs in which senior management participates.
The CFO provides information regarding short-term and long-term compensation targets, as well as updates on the progress of short- and long-term objectives. Additional Company personnel with expertise in and responsibility for compensation and benefits provide information regarding executive and director compensation, including cash compensation, equity awards, pensions, deferred compensation and other related information.
Audit Committee
The Audit Committee operates under the provisions of a committee charter. The Audit Committee reviews current and projected financial results of operations, selects a firm of independent registered public accountants to audit our financial statements annually, reviews and discusses the scope of such audit, receives and reviews the audit reports and recommendations, transmits its recommendations to the Board, reviews our accounting and internal control procedures with our internal audit department from time to time, makes recommendations to the Board for any changes deemed necessary in such procedures and performs such other functions as delegated by the Board. Our Audit Committee held six meetings in 2008 and was in compliance with its written charter, as amended in December 2007.
Upon the recommendation of the Audit Committee, our Board adopted a Code of Ethics for our directors, officers and employees.

Finance Committee
The Finance Committee reviews and recommends to the Board long-range financial policies, objectives and actions required to achieve those objectives. Specifically, the Finance Committee reviews capital and operating budgets, current and projected financial results of operations, short-term and long-range financing plans, dividend policy, risk management activities and major commercial banking, investment banking, financial consulting and other financial relations of UniSource Energy. Our Finance Committee held six meetings in 2008 and was in compliance with its written charter.
Environmental, Safety and Security (“ESS”) Committee
The ESS Committee reviews the Company’s structure and operations to assess whether significant operating risks in the areas of environmental, safety and security have been identified and appropriate mitigation plans have been implemented. The ESS Committee also reviews the processes in place which are designed to ensure compliance with all environmental, safety and security related legal and regulatory requirements, as well as reviews with management the impact of proposed or enacted laws or regulations related to environmental, safety and security issues. Our ESS Committee held three meetings in 2008 and was in compliance with its written charter.
Corporate Development Committee
The Corporate Development Committee was created in 2008 for the purpose of working on executive development and selecting a successor Chief Executive Officer for the Company. The Corporate Development Committee held 15 meetings in 2008. The Corporate Development Committee did not operate under the provisions of a charter and terminated at the end of 2008 following the hiring of the new Chief Executive Officer for the Company.
Compensation Committee Interlocks and Insider Participation
All members of the Compensation Committee during fiscal year 2008 were independent directors, and no member was an employee or former employee. No Compensation Committee member had any relationship requiring disclosure under “Transactions with Related Persons” on page 45. During fiscal year 2008, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer(s) served on our Compensation Committee, any other Board committee, or the Board of Directors as a whole.
Copies of Charters, Guidelines and Code of Ethics
A copy of the current Audit, Compensation, Finance and Corporate Governance and Nominating Committee Charters, as well as our Corporate Governance Guidelines and Code of Ethics, together with any amendments, are available on our Web site at www.UNS.com or may be obtained by shareholders, without charge, upon written request to Library and Resource Center, UniSource Energy Corporation, 3950 East Irvington Road, Mail Stop RC114, Tucson, Arizona 85714.

TRANSACTIONS WITH RELATED PERSONS
Related Person Transactions Policy
In February 2007, the Board adopted a written policy on the review of related person transactions (which is available on our website at www.UNS.com) that specifies that certain transactions involving directors, nominees, executive officers, significant shareholders and certain other related persons in which the Company is or will be a participant and are of the type required to be reported as a related person transaction under Item 404 of Regulation S-K shall be reviewed by the Audit Committee for the purpose of determining whether such transactions are in the best interest of the Company. The policy also establishes a requirement for directors, nominees and executive officers to report transactions involving a related party that exceeds $120,000 in value. We are not aware of any transactions entered into since adoption of the policy that did not follow the procedures outlined in the policy.
On January 29, 2008, the son of one of our directors, Ms. Bilby, was appointed as Chief Financial Officer of Global Solar Energy (“GSE”). GSE had been one of our subsidiaries prior to our sale of GSE in 2006. In connection with the sale of GSE, GSE entered into a lease with our subsidiary Millennium Energy Holdings (“MEH”) for the building comprising GSE’s manufacturing facility. The lease terminated in September of 2008. The aggregate amount of lease payments made by GSE to MEH in 2008 was $280,000. Ms. Bilby’s son had no monetary interest in the lease transaction.

AUDIT COMMITTEE REPORT
The Committee
The Audit Committee is made up of five financially literate directors who are independent based upon independence criteria established by our Board, which criteria are in compliance with applicable NYSE listing standards. Our Board has determined that while each member of the Audit Committee has accounting and/or related financial management expertise, Ms. Baumann is the Audit Committee financial expert for the purposes of Item 407(d)(5) of SEC Regulation S-K. In addition to Ms. Baumann, there are three other financial experts on the Audit Committee. Each financial expert is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. The Board previously adopted a written charter for the Audit Committee. The Audit Committee has complied with its charter, including the requirement to meet periodically with our Independent Registered Public Accounting Firm, internal audit department and management to discuss the auditor’s findings and other financial and accounting matters.
In connection with our December 31, 2008 financial statements, the Audit Committee has: (i) reviewed and discussed the audited financial statements with management, (ii) discussed with PricewaterhouseCoopers, LLP, our Independent Registered Public Accounting Firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AIPCA, Professional Standards, Vol. 1 AU Sec. 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, (iii) received from PricewaterhouseCoopers, LLP, the written disclosures and the letter required by applicable requirements of the Public Accounting Oversights Board regarding the Independent Registered Public Accounting Firm’s communications with the Audit Committee concerning independence, and (iv) discussed with PricewaterhouseCoopers, LLP its independence.
Based on the review and discussions referred to in items (i) through (iv) of the above paragraph, the Audit Committee recommended to the Board that the audited financial statements for 2008 be included in the annual report on Form 10-K for filing with the SEC.
Pre-Approved Policies and Procedures
Rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services. Our Audit Committee has adopted a policy pursuant to which audit, audit-related, tax and other services are pre-approved by category of service. Recognizing that situations may arise where it is in our best interest for the auditor to perform services in addition to the annual audit of our financial statements, the policy sets forth guidelines and procedures with respect to approval of the four categories of service designed to achieve the continued independence of the auditor when it is retained to perform such services for us. The policy requires the Audit Committee to be informed of each service and does not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate to the Chairman of the Audit Committee the authority to grant pre-approvals of audit and non-audit services requiring Audit Committee approval where the Audit Committee Chairman believes it is desirable to pre-approve such services prior to the next regularly scheduled Audit Committee meeting. The decisions of the Audit Committee Chairman to pre-approve any such services from one regularly scheduled Audit Committee meeting to the next shall be reported to the Audit Committee.

Fees
The following table details fees paid to PricewaterhouseCoopers, LLP for professional services during 2007 and 2008. The Audit Committee has considered whether the provision of services to us by PricewaterhouseCoopers, LLP, beyond those rendered in connection with their audit and review of our financial statements, is compatible with maintaining their independence as auditor.

	2008	2007

Audit Fees	$1,692,707	$1,627,888

Audit-Related Fees	$50,000	$47,500

Tax Fees	$0	$0

All Other Fees	$4,500	$3,690

Total	$1,747,207	$1,679,078

Audit fees include fees for the audit of our consolidated financial statements included in our annual report on Form 10-K and review of financial statements included in our Quarterly Reports on Form 10-Q. Audit fees also include services provided by PricewaterhouseCoopers, LLP in connection with the audit of the effectiveness of internal control over financial reporting and on management’s assessment of the effectiveness of internal control over financial reporting, comfort letters, consents and other services related to SEC matters and financing transactions, statutory and regulatory audits, and accounting consultations to the extent necessary for PricewaterhouseCoopers, LLP to fulfill their responsibilities under generally accepted auditing standards.
Audit-related fees during 2008 and 2007 principally include fees for employee benefit plan audits.
No tax fees, which in the past have included fees for tax compliance, tax advice and tax planning, were incurred during 2007 or 2008.
All other fees consist of fees for all other services other than those reported above and, in 2007 and 2008, principally include subscription fees for research tools and attendance at training courses.
All services performed by PricewaterhouseCoopers, LLP are approved in advance by the Audit Committee in accordance with the Audit Committee’s pre-approval policy for services provided by the Independent Registered Public Accounting Firm.
Respectfully submitted,
THE AUDIT COMMITTEE
Barbara M. Baumann, Chair
John L. Carter
Daniel W. L. Fessler
Warren Y. Jobe
Gregory A. Pivirotto

SUBMISSION OF SHAREHOLDER PROPOSALS
General
Rule 14a-4 of the SEC’s proxy rules allows us to use discretionary voting authority to vote on a matter coming before an annual meeting of our shareholders, which was not included in our Proxy Statement (if we do not have notice of the matter at least 45 days before the date on which we first mailed our proxy materials for the prior year’s annual meeting of the shareholders). In addition, we may also use discretionary voting authority if we receive timely notice of such matter (as described in the preceding sentence) and if, in the Proxy Statement, we describe the nature of such matter and how we intend to exercise our discretion to vote on it. Accordingly, for our 2010 annual meeting of shareholders, any such notice must be submitted to the Corporate Secretary of UniSource Energy, One South Church Avenue, Suite 1820, Tucson, Arizona, 85701, on or before February 10, 2010.
We must receive your shareholder proposals by November 21, 2009.
This requirement is separate and apart from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our Proxy Statement. Shareholder proposals intended to be presented at our 2010 annual meeting of the shareholders must be received by us no later than November 21, 2009 in order to be eligible for inclusion in our Proxy Statement and the form of proxy relating to that meeting. Direct any proposals, as well as related questions, to the undersigned.
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS
If you and one or more shareholders of Company stock share the same address, it is possible that only one Notice of Internet Availability of Proxy Materials was delivered to your address. This is known as “householding.” Any registered shareholder who wishes to receive separate copies of the Notice of Internet Availability of Proxy Materials at the same address now or in the future may call or write the Company’s Stock Transfer Agent, BNY/Mellon, toll free at 1-866-537-8709/or BNY Shareowner Services, 480 Washington Blvd — 29th Floor, Jersey City, NJ, 07310. Separate copies of the Notice of Internet Availability of Proxy Materials will be promptly delivered upon receipt of such request.
Shareholders who own Company stock through a broker and who wish to receive separate copies of the Notice of Internet Availability of Proxy Materials should contact their broker.
Any registered shareholder who wishes to receive a single copy of the Notice of Internet Availability of Proxy Materials at the same address now or in the future may call the Company’s Stock Transfer Agent, BNY/Mellon, toll free at 1-866-537-8709.

OTHER BUSINESS
The Board knows of no other matters for consideration at the Meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.
Copies of our annual report on Form 10-K may be obtained by shareholders, without charge, upon written request to the Library and Resource Center, UniSource Energy Corporation, 3950 East Irvington Road, Mail Stop RC114, Tucson, Arizona 85714. You may also obtain our SEC filings through the Internet at www.sec.gov or www.UNS.com.
By order of the Board of Directors,

Linda H. Kennedy
Corporate Secretary
PLEASE VOTE — YOUR VOTE IS IMPORTANT

Please Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope. Please mark your votes as X indicated in this example The Board of Directors Recommends a vote “FOR” the following proposals: FOR all nominees WITHHOLD AUTHORITY to vote listed below for all nomines listed below EXCEPTIONS*FOR AGAINST ABSTAIN 1. Election of Directors 2. Ratification of Selection of Independent Auditor, PricewaterhouseCoopers, LLP, for the fiscal year 2009. Nominees: 01 — Paul J. Bonavia,08 — Robert A. Elliott, 02 — Lawrence J. Aldrich,09 — Daniel W.L. Fessler, 03 — Barbara M. Baumann, 10 — Louise L. Francesconi, 04 — Larry W. Bickle,11 — Warren Y. Jobe, 05 — Elizabeth T. Bilby,12 — Ramiro G. Peru, 06 — Harold W. Burlingame, 13 — Gregory A. Pivirotto, 07 — John L. Carter,14 — Joaquin Ruiz (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below). *Exceptions Mark Here for Address Change or Comments SEE REVERSE SignatureSignatureDate PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. When shares are held by joint tenants in common or as community property, both should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Receipt is hereby acknowledged of Notice of Annual Meeting, Proxy Statement and the 2008 Annual Report. FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. THE INTERNET AND TELEPHONE VOTING FACILITIES WILL BE AVAILABLE UNTIL 11:59 P.M. Central time ON THURSDAY, MAY 7, 2009. INTERNET http://www.eproxy.com/uns Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. OR TELEPHONE 1-866-580-9477 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. 45763

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL SHAREHOLDERS’ MEETING TO BE HELD FRIDAY, MAY 8, 2009. P R O X Y The undersigned hereby appoints Paul J. Bonavia and Kevin P. Larson, and each of them, with the power of substitution, to represent and to vote on behalf of the undersigned all shares of Common Stock which the undersigned is entitled to vote at the Annual Shareholders’ Meeting scheduled to be held at the Fox Theatre, 17 West Congress, Tucson, Arizona, on Friday, May 8, 2009, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present and in their discretion, upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” Proposals 1 and 2. (Continued and to be marked, dated and signed, on the other side) BNY MELLON SHAREOWNER SERVICES Address Change/Comments P.O. BOX 3550 (Mark the corresponding box on the reverse side)SOUTH HACKENSACK, NJ 07606-9250 FOLD AND DETACH HERE You can now access your UNISOURCE ENERGY account online. Access your UniSource Energy shareholder account online via Investor ServiceDirect® (ISD). The transfer agent for UniSource Energy now makes it easy and convenient to get current information on your shareholder account. ·View account status • View payment history for dividends ·View certificate history • Make address changes ·View book-entry information • Obtain a duplicate 1099 tax form ·Establish/change your PIN Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Too6FOX Theatre l et S h CtAve hoA unv e17 W. Congress re G rc ah ATucson, AZ nv e aA dv e a (520) 624-1515 A v e tTransportation a S e dt l a mn Stfrom Tucson International Agtoss S ninngre PenCo Broadway Blvd Shuttle Service Arizona Stagecoach Call 520-889-1000 Automobile - Interstate 10 DEAR SHAREHOLDERS:Nto Congess Exit If you previously elected to view the UniSource Energy Corporation Proxy Statements and Annual Reports over the Internet instead of receiving copies in the mail, you can now access the Proxy Statement for the 2009 Annual Shareholders’ Meeting and the 2008 Annual Report on Form 10-K on the Internet through the following address: http://bnymellon.mobular.net/bnymellon/uns. You can vote your shares by telephone, the Internet, mail or in person at the Annual Shareholders’ Meeting. See the Proxy Statement and the enclosed proxy card for further information about voting procedures. If you would like a paper copy of the Proxy Statement and Annual Report on Form 10-K, UniSource Energy will provide a copy to you upon request. To obtain a copy of these documents, please call 1-888-313-0164. 45763